Exhibit 10.1

EXECUTION VERSION

DATED 2 August 2018

UNIQUE DIAMOND INVESTMENTS LIMITED (1)

F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV LP (2)

F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV-A LP (3)

SCOTTISH MORTGAGE INVESTMENT TRUST PLC (4)

TLS BETA PTE LTD (5)

COWEN HEALTHCARE INVESTMENTS II LP (6)

GLAXO GROUP LIMITED (7)

and

ORCHARD THERAPEUTICS LIMITED (8)

DEED OF AMENDMENT AND RESTATEMENT

relating to an

INVESTMENT AND SHAREHOLDERS’ AGREEMENT

in respect of the entire issued share capital of

ORCHARD THERAPEUTICS LIMITED

EXECUTION VERSION

THIS DEED is made the 2 day of August 2018

BETWEEN:

(1)

UNIQUE DIAMOND INVESTMENTS LIMITED, a company incorporated in the British Virgin Islands and whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands (“ORI”);

(2)

SCOTTISH MORTGAGE INVESTMENT TRUST PLC, a public limited company incorporated in Scotland under company number SC007058 whose registered office is at Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, acting through its agent, Baillie Gifford & Co., (“SMIT”);

(3)	F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV LP, a Delaware limited partnership whose principal place of business is at One Main Street, 13th Floor, Cambridge, MA 02142, United States (“F-Prime”);

(4)	F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV-A LP, a Delaware limited partnership whose principal place of business is at One Main Street, 13th Floor, Cambridge, MA 02142, United States (“F-Prime A”);

(5)	TLS BETA PTE LTD., a Singapore company with registered number 200500368D whose office is at 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (“Temasek”);

(6)	COWEN HEALTHCARE INVESTMENTS II LP, a New York limited partnership whose principal place of business is 599 Lexington Avenue, New York, NY 10022 (“Cowen”);

(7)	GLAXO GROUP LIMITED, a company incorporated in England and Wales under company number 305979 whose registered office is at 980 Great West Road, Brentford, Middlesex TW8 9GS (“GSK”); and

(8)

ORCHARD THERAPEUTICS LIMITED, a company incorporated in England and Wales under company number 9759506 whose registered office is at Birchin Court, 20, Birchin Lane, London, England, EC3V 9DU (the “Company”).

BACKGROUND:

(A)

SMIT, F-Prime, F-Prime A, ORI, Temasek, Cowen, GSK, certain other parties and the ordinary shareholders of the Company and the Company are parties to an investment and shareholders’ agreement in relation to the Company dated 29 March 2017 as amended on 18 August 2017, 26 October 2017 and 11 April 2018 (the “ISA”).

(B)

Certain new and existing investors (the “Investors”) have agreed to subscribe for a new class of series C preferred shares of £0.00001 each in the Company (the “Series C Shares”) pursuant to the terms of an investment agreement to be executed by the relevant parties immediately following the effective date of this deed (the “Investment Agreement”) (the “Transaction”).

(C)	Pursuant to the Transaction, and in accordance with clause 23.4.1 of the ISA, the parties have agreed to vary the terms of the ISA on the terms set out herein.

2

EXECUTION VERSION

IT IS AGREED:

1.	Terms defined in the ISA

In this deed, capitalised expressions defined in the ISA and used in this deed have the meaning set out in the ISA. Expressions defined in the ‘Background’ section above shall have the meaning ascribed thereto. Clauses 1.2 (but not clause 1.2.4) and 1.3 of the ISA are hereby repeated and incorporated by reference into this deed mutatis mutandis.

2.	Investor Majority Consent and Series B Investor Majority Consent

2.1

Each of the parties hereby confirms that this deed shall constitute an Investor Majority Consent, a Series B Investor Majority Consent and a Series B-2 Investor Majority Consent for the purposes of the ISA (including, but not limited to, clauses 23.4.1 and 9.3 and Schedule 3 thereof) in connection with the following matters:

2.1.1	the amendment and restatement of the ISA on the terms set out herein;

2.1.2	the amendment to the Company’s articles of association in the form provided to the parties;

2.1.3

the creation of a new class of Series C Shares having the rights set out in the new articles of association to be adopted as the Company’s articles of association with effect from the date of this deed;

2.1.4

the issue and allotment of 17,421,600 Series C Shares to the Investors free of any rights of pre-emption set out in article 13 of the Company’s articles of association on the terms of the Investment Agreement;

2.1.5

the increase in the size of the Equity Award Pool to include such number of Ordinary Shares that represent 13.5% of the Company’s issued share capital post-Transaction, calculated on a fully diluted basis; and

2.1.6	all other matters related to or required in order to give effect to the Transaction.

3.	Amendment and Restatement

3.1

With effect from the date of this deed, the ISA shall be amended and restated in the form set out in Schedule 1 (the “Restated ISA”) so that the rights and obligations of the parties to the Restated ISA shall, on and from that date, be governed by and construed in accordance with the provisions of the Restated ISA.

3.2

Save as expressly amended by this deed, the ISA and the rights and obligations of the parties thereunder shall remain in full force and effect. In particular, the rights and obligations of the parties to the ISA arising in connection with the Warranties given by the Company under the terms of the ISA shall continue in full force and effect, subject in all cases to any limitations applicable thereto as further described in the ISA, and this deed shall not operate to release or discharge the Company from any liability to any Series B Investor (as defined in the ISA) pursuant to clause 12 of the ISA.

4.	General

4.1	Investment Agreement

The Company hereby agrees and undertakes that it shall not agree to vary the terms of the Investment Agreement in a manner that creates any rights in favour of the Investors that are additional or superior to the rights granted to such Investors pursuant to the Restated ISA.

3

EXECUTION VERSION

4.2	Counterparts

This deed may be executed in any number of duplicates, or by the parties on separate counterparts. Each executed duplicate or counterpart shall be an original, but all the duplicates or counterparts shall together constitute one and the same instrument.

4.3	General

The provisions of the following clauses contained in the ISA are hereby repeated and incorporated by reference in this deed mutatis mutandis: 15; 16; 18; 19; 23.3; and 25.

5.	Governing law

This deed or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of England, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this deed to the substantive law of another jurisdiction.

6.	Dispute Resolution

In relation to any legal action or proceedings arising out of or in connection with this Agreement (including any dispute relating to the existence, validity or termination of this Agreement or any contractual or non-contractual obligation) (“Proceedings”), each of the Parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum provided that an order or judgment of any court may be enforced in any court of competent jurisdiction.

4

EXECUTION VERSION

SCHEDULE 1

Amended and Restated ISA

5

FINAL FORM

DATED 29 MARCH 2017 AS AMENDED AND RESTATED ON 2 AUGUST 2018

(1) THE SERIES C INVESTORS

(2) THE EXISTING INVESTORS

(3) THE ORDINARY SHAREHOLDERS

- and –

(4) ORCHARD THERAPEUTICS LIMITED

SHAREHOLDERS’ AGREEMENT

RELATING TO ORCHARD THERAPEUTICS LIMITED

FINAL FORM

FINAL FORM

THIS AGREEMENT is dated 29 March 2017 and amended and restated on 2 August 2018 and made

1.	BETWEEN:

1.

THE SERIES C INVESTORS, whose names and addresses are set out in Part C of Schedule 1 and each of whom has adhered to this Agreement immediately following entry into of the Deed of Amendment and Restatement (the “Series C Investors”);

2.	THE EXISTING INVESTORS, whose names and addresses are set out in Part A of Schedule 1 (the “Existing Investors”);

3.	THE ORDINARY SHAREHOLDERS, whose names and addresses are set out in Part B of Schedule 1 (the “Ordinary Shareholders”); and

4.	ORCHARD THERAPEUTICS LIMITED, a company incorporated in England and Wales under company number 9759506 whose registered office is at 108 Cannon Street, London EC4N 6EU (the “Company”),

(each a “Party” and together, the “Parties”).

2.	WHEREAS:

A.	The Company is a private company limited by shares, incorporated in England and Wales on 2 September 2015 under the Companies Act 2006.

B.	The Parties have agreed to regulate their relationship in accordance with the terms of this Agreement.

3.	THE PARTIES AGREE THAT:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

“Act” means the Companies Act 2006;

“Adjustment Event” means at any time following Completion (as defined in the Investment Agreement): (i) any return of capital, bonus issue of shares or other securities by the Company by way of capitalisation of profits or reserves (other than a capitalisation issue in substitution for or as an alternative to a cash dividend which is made available to holders of Preferred Shares); or (ii) any consolidation or sub-division, or any repurchase or redemption of Shares or any variation in the subscription price applicable to any other outstanding Shares;

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, limited partner, manager, member, employee, officer or director of such Person or any trust for the benefit of any of the foregoing or any Affiliate of the foregoing or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the term “control” when used with respect to any Person means the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing;

FINAL FORM

“APA” means the asset purchase and licence agreement dated 11 April 2018 and entered into between, inter alia, the Company and GSK in connection with the GSK Transaction;

“Articles” means the articles of association of the Company from time to time;

“As Converted Basis” in reference to any calculation or number, means that such calculation shall be made, or number determined, on the basis that each Preferred Share is equivalent to such number of Ordinary Shares into which such Preferred Share may then be converted in accordance with the Articles;

“Board” means the board of Directors of the Company as constituted from time to time;

“Business” means the business of the Company and any Group Company from time to time, including, in particular, the development and commercialisation of ex vivo gene therapy products;

“Business Day” means any day, other than a Saturday, Sunday or a day that is a national or bank holiday in the United Kingdom or the United States on which banks are open for the transaction of non-automated general commercial banking business;

“CHI” means, collectively, Cowen Healthcare Investments II LP and CHI EF II LP;

“Co-Sale Rights” means the rights set out in article 20 of the Articles (as may be varied, supplemented, amended or replaced by similar compulsory transfer provisions from time to time);

“Confidential Information” means all proprietary information marked as being confidential or of a reasonably apparent confidential nature on the face of them, provided during the term of this Agreement, relating to the Company, disclosed to another Party in any form, whether in writing, orally communicated, in electronic format or otherwise, and including any such information obtained through discussions with directors, officers, the management or employees of the Group;

“Deed of Adherence” means a deed of adherence substantially in the form set out in Schedule 3 (Deed of Adherence);

“Deerfield” means, collectively, Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Private Design Fund IV, L.P.;

“Director(s)” means the directors of the Company from time to time;

FINAL FORM

“Drag Rights” means the rights set out in article 21 of the Articles (as may be varied, supplemented, amended or replaced by similar compulsory transfer provisions from time to time);

“Encumbrance” means a lien, pledge, claim, charge (whether fixed or floating), mortgage or other encumbrance or security interest of any kind or right exercisable by a third party having similar effect, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, whether arising by contract or by operation of law;

“Equity Award Pool” has the meaning given to it in clause 9.1;

“ERISA” means the regulations made under the United States Employee Retirement Income Security Act of 1974;

“EU” has the meaning given to it in the APA;

“F-Prime A” means F-Prime Capital Partners Healthcare Fund IV-A LP;

“F-Prime” means, collectively, F-Prime Capital Partners Healthcare Fund IV LP and F-Prime Capital Partners Healthcare Fund IV-A LP;

“Founders” means Andrea Spezzi and Nicolas Koebel;

“Group” means in respect of any undertaking, such undertaking together with its Affiliates, and references to a “Group Company” shall be construed accordingly;

“GSK” means Glaxo Group Limited, a private limited company incorporated under the laws of England and Wales under company number 00305979 having its registered office at 980 Great West Road, Brentford, Middlesex, TW8 9GS;

“GSK Transaction” means the purchase and licence by the Company from GSK and its affiliates of certain assets in accordance with the terms of the APA;

“GSK Director” means the director appointed by GSK in accordance with clause 5.2;

“HMRC” means Her Majesty’s Revenue and Customs;

“ICTA” means the Income and Corporation Taxes Act 1988;

“Intellectual Property Rights” means any intellectual property rights of any nature, including, without limitation, inventions, trade secrets and Know-How patents, trademarks, service marks, trade names, business names, copyrights, registered designs, design rights, domain names, rights in logos and get up, rights in goodwill or to sue for passing off or unfair competition, database rights, moral rights, utility models, semi-conductor topographies, all rights of whatsoever nature in computer software and data, rights to or in confidential information, all rights of privacy and all intangible rights and privileges of a nature similar or allied to any of the foregoing, and all other intellectual property rights in each case whether registered or unregistered, together with all applications for registration of and rights to apply for, and renewals or extensions of such rights and all similar equivalent rights or forms of protection which subsist now or in the future in any part of the world;

FINAL FORM

“Investment Agreement” means the investment agreement entered into between the Series C Investors and the Company on the same date as this amended and restated Agreement;

“Investor” means a holder of Preferred Shares from time to time;

“Investor Limited Partnership” means any limited partnership vehicle of any Investor subject (directly or indirectly) to ERISA;

”Investor Majority Consent” means, subject to limbs 1 – 3 of this definition below, the prior written consent of the holders of (i) at least sixty five per cent (65%) in nominal value of the Series A Shares; (ii) at least sixty-five per cent (65%) in nominal value of the Series B Shares and the Series B-2 Shares voting as if they constituted one and the same class; and (iii) at least a majority in nominal value of the Series C Shares, save that:

1.

in respect of limb (i) of this definition above and solely for the purposes of Schedule 2, part A, paragraph 6 of this Agreement and any vote or written consent sought pursuant to clause 20.3 to amend this Agreement with respect to any consent or approval right granted to a Special Director and not granted to other Directors of the Company in each case when at the relevant time F-Prime and F-Prime A hold Shares which in aggregate exceed twenty-five per cent (25%) of the Company’s issued voting share capital at any time the threshold of Series A Shares for the purposes of Investor Majority Consent shall be amended to require the approval of holders of at least 1,000,000 of the Series A shares in issue at that time

2.

in respect of limb (ii) of this definition above and solely for the purposes of Part A of Schedule 2, for so long as GSK, together with its Permitted Transferees, holds in excess of ten per cent (10%) of the Company’s issued share capital (calculated on a fully diluted basis) and provided that GSK has not served a Restoration Notice on the Company, the calculation of an Investor Majority Consent in respect of:

a.	the matters set out in paragraphs 6, 7, 12, 18 and 19 of Part A of Schedule 2, shall not include any Series B-2 Shares held by GSK (or its Permitted Transferees); and

b.

paragraph 11 of Part A of Schedule 2, shall include Series B-2 Shares held by GSK (and its Permitted Transferees) only to the extent that the action being considered results in the sale, transfer, assignment, license, pledge or grant of any Encumbrance over Intellectual Property Rights relating to the assets divested or licensed by GSK to the Company pursuant to the GSK Transaction; and

3.

when calculating an Investor Majority Consent for any matter other than an Investor Majority Consent for those matters set out in paragraphs (a) and (b) above, only one half (1/2) of the total number of Series B-2 Shares held by each Series B-2 Preferred Shareholder shall be taken into account.

Where Series B-2 Shares are excluded from the calculation of the “Investor Majority Consent” as set out in paragraphs 1—3 above, all remaining Preferred Shares shall be deemed to constitute the entire issued share capital of the Company;

FINAL FORM

“IPO” means the admission of all or any of the Shares or securities representing those Shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) to or the grant of permission by any like authority for the same to be admitted to or traded or quoted on any Recognised Investment Exchange;

“Know-How” means all information, data, know-how and methodology including all financial, commercial, trade and business secrets of whatever nature and in whatever form and information comprising or relating to any inventions, discoveries, improvements, processes, techniques, methods, tests, component tests, instructions, drawings, diagrams, illustrations, data, specifications, lists, programs, formulae, technical information, plans, reports, manuals and all other documents, recorded information and data whatsoever and howsoever stored;

“Law” or “Laws” includes all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and whether before or after the date of this Agreement;

“Liquidation Event” has the meaning given to it in the Articles;

“Management Accounts” means the unaudited management accounts of the Company, comprising a balance sheet and profit and loss account to be produced by the Company at the end of every month;

“NASDAQ” means the NASDAQ stock market of the NASDAQ OMX Group Inc.;

“Notice” has the meaning given to it in clause 22.1;

“NYSE” means the New York Stock Exchange;

“Observer” means an observer appointed by the Series A Investor, Temasek or CHI in accordance with clause 7.4 and “Observers” shall be construed accordingly;

“Option Scheme” means the Company’s share option plan entitled “Orchard Therapeutics Limited Employee Share Option Plan, with Non-Employee Sub-Plan and US Sub-Plan with California Supplement”, as adopted by the Board on 14 September 2016;

“Ordinary Shares” means the ordinary shares of £0.00001 each in the capital of the Company, which have the rights set out in the Articles;

“ORI” means Unique Diamond Investments Limited, a company incorporated in the British Virgin Islands and whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands;

FINAL FORM

“Permitted Transfer” has the meaning given to it in the Articles;

“Permitted Transferee” has the meaning given to it in the Articles;

“Preferred Director” means any of the Special Directors, ORI Director, GSK Director and Deerfield Director and “Preferred Directors” shall be construed accordingly;

“Preferred Shares” means the Series A Shares, the Series B Shares, the Series B-2 Shares and the Series C Shares;

“Proceedings” has the meaning given to it in clause 23.2;

“Qualified Listing” means the legal completion of a fully underwritten listing and admission of any of the Shares (or the shares of any holding company of the Company) to trading on, or the granting of permission for any such Shares to be dealt on, NASDAQ or the NYSE at a price per Share issued of the time of such listing not less than the price paid per Series C Share by the Series C Investors at Completion (as defined in the Investment Agreement and subject to appropriate adjustment to reflect any Adjustment Event) and where the gross proceeds to the Company of the listing are equal to or exceed US$50,000,000 (before the deduction of broker’s commissions, discounts and fees);

“Recognised Investment Exchange” means a recognised investment exchange as defined by section 285 of the Financial Services and Markets Act 2000 and every statutory modification or re-enactment thereof for the time being in force, together with (whether or not falling within such definition) the Official List of the UK Listing Authority, the Main Market of the London Stock Exchange plc, the AIM market of the London Stock Exchange plc, NASDAQ and the NYSE;

“Relevant Securities” means in respect of the Company, any Share or other security in the capital of the Company from time to time, or any other security, agreement or instrument which contains or provides for any right to subscribe or exchange for, convert into or otherwise call for any issue of any Shares or other securities in the capital of the Company from time to time;

“Restoration Notice” means: a notice served on the Company by GSK requiring that (i) GSK shall cease to be prevented from voting on items identified in limb (2) of the definition of Investor Majority Consent and/or (ii) the GSK Director shall cease to be prevented from voting on the items identified in clause 5.8;

“Sale” means: (i) the sale or other transfer of the whole or substantially the whole of the business and assets of the Company, including the grant by the Company to any person of an exclusive licence over all or substantially all of the Company’s commercially valuable intellectual property; or (ii) the sale of the entire issued share capital of the Company;

“Series A Shares” means the series A convertible preferred shares of £0.00001 each in the capital of the Company, which have the rights set out in the Articles;

FINAL FORM

“Series B Shares” means the series B convertible preferred shares of £0.00001 each in the capital of the Company, which have the rights set out in the Articles;

“Series B-2 Investor Majority Consent” means the prior written consent of the holders of at least sixty-five per cent (65%) in nominal value of the Series B-2 Shares;

“Series B-2 Shares” means the series B-2 convertible preferred shares of £0.00001 each in the capital of the Company, which have the rights set out in the Articles;

“Series B Investor Majority Consent” means the prior written consent of the holders of at least sixty-five per cent (65%) in nominal value of the Series B Shares;

“Series C Shares” means the series C convertible preferred shares of £0.00001 each in the capital of the Company, which have the rights set out in the Articles;

“Shareholder” means a holder of any of the Company’s Shares;

“Shares” means the Ordinary Shares, the Series A Shares, the Series B Shares, the Series B-2 Shares and the Series C Shares (and any other classes of share (if any) comprised in the capital of the Company from time to time);

“SMIT” means Scottish Mortgage Investment Trust plc;

“Special Director” means a Director appointed pursuant to clause 5.2.1;

“Tag Rights” means the rights set out in article 19 of the Articles (as may be varied, supplemented, amended or replaced by similar compulsory transfer provisions from time to time);

“Temasek” means TLS Beta Pte Ltd., a Singapore company with registered number 200500368D whose office is at 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891;

“Transaction Agreements” has the meaning given to it in clause 20.1.1;

“US Shareholder” has the meaning given to it in clause 8.6.1; and

“VCOC” has the meaning given to it in clause 8.5.

1.2	Interpretation

In this Agreement, where the context admits:

1.2.1	clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement;

FINAL FORM

1.2.2	words and phrases the definitions of which are contained or referred to in the Act shall have the meanings thereby respectively attributed to them unless otherwise expressly defined in this Agreement;

1.2.3

every reference to a particular statutory provision or other Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before, on or after the date of this Agreement;

1.2.4

references to “clauses” and “Schedules” are references to clauses of and schedules to this Agreement, references to paragraphs are, unless otherwise stated, references to paragraphs of the Schedule in which the reference appears;

1.2.5	references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include each other such gender;

1.2.6

“person” or “Person” includes any individual, partnership, body corporate, corporation sole or aggregate, limited liability company, trust or other entity, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

1.2.7	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

1.2.8

general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the word “including” shall be construed without limitation;

1.2.9

where the expressions “connected persons” and “person connected” and any other similar expressions are used in this Agreement any question as to whether a person is connected with another shall be determined in accordance with section 993 and section 994 of the Income Tax Act 2007 (subject to the deletion of the words from “But” to “arrangements” in sub-section (4) of the said section 993);

1.2.10

every reference to an English legal term for any action, remedy, method or judicial proceedings legal document, legal status, court, official, or any other legal concept shall, in respect of any jurisdiction other than England be deemed to include the legal term which most nearly approximates in that jurisdiction to the English legal term;

1.2.11

every reference to the “Parties to this Agreement”, “the Parties hereto” or any other similar expression or like effect shall include every person who becomes party to this Agreement by entering into a Deed of Adherence;

1.2.12	any reference to “written” or “writing” includes faxes (but not e-mail) or other transitory forms;

1.2.13	any document expressed to be “in agreed form” means a document in a form approved by the Parties to this Agreement;

1.2.14	unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions defined in the Articles shall have the same meaning when used in this Agreement;

FINAL FORM

1.2.15	the headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement; and

1.2.16	each of the Schedules shall have effect as if set out herein.

1.3	Several liabilities

Save where expressly stated otherwise in this Agreement, all warranties, indemnities, covenants, agreements and obligations given or entered into by more than one person in this Agreement are given or entered into severally.

2.	TRANSFER AND ISSUES OF SHARES

2.1	Transfers and no Encumbrances

2.1.1

Notwithstanding the Articles, each Shareholder undertakes to the Series C Investors that he shall not, and shall not agree to create any Encumbrance over, transfer or otherwise dispose of the whole or any part of his interest in or grant any option over any Shares to any person except:

(a)	with Investor Majority Consent; or

(b)	where required or permitted to do so by both (i) the Articles; and (ii) this Agreement.

2.1.2

Other than pursuant to clause 9, the Company shall not issue any Shares or other Relevant Securities to any person, unless that person is a Party to this Agreement or has executed and delivered a Deed of Adherence (save where the Investors acting by Investor Majority Consent have agreed in advance that such person does not need to enter into a Deed of Adherence).

2.1.3

Except as expressly provided in this Agreement or where Shares are allotted to satisfy the exercise of an option under the Equity Award Pool, the Company shall not register any transfer or issue of shares unless a Deed of Adherence is executed by the transferee or allottee (save where the Investors acting by Investor Majority Consent have agreed in advance that such transferee or allottee does not need to enter into a Deed of Adherence).

3.	REGISTRATION RIGHTS AND IPO

3.1	Registration rights

The Company grants to each of the Investors the registration rights set forth in Schedule 5. No IPO shall take place unless all Preferred Shares are converted into Ordinary Shares and the provisions set out in the Articles are complied with. Notwithstanding anything to the contrary in this Agreement, Schedule 5 shall survive termination of this Agreement due to an IPO and, for the avoidance of doubt, shall terminate in accordance with paragraph 14 thereof.

3.2	Actions on a Qualified Listing

3.2.1

Each Shareholder and the Company agrees to comply with the provisions of Schedule 6 (IPO). Notwithstanding anything to the contrary in this Agreement, Schedule 6 shall survive termination of this Agreement due to an IPO.

FINAL FORM

3.2.2

In the event that a reorganisation of the Company’s issued share capital (the terms of which are supported by Investor Majority Consent) is to be implemented prior to an IPO, the effect of which is that the Company becomes a wholly-owned subsidiary of a new holding company (the “Newco”) and the shareholders of the Newco and their respective percentage holdings of shares in Newco are the same as the Shareholders and their respective percentage holdings of Shares prior to such reorganisation, then:

(a)

the Company shall procure that the Newco shall execute a deed of adherence to this Agreement in such form as is approved by an Investor Majority pursuant to which the Newco shall agree to be bound by and comply with the terms of this Agreement;

(b)	following the due execution of the deed of adherence referred to in clause 3.2.2(a) above, any reference to “the Company” in this Agreement shall be construed as a reference to the Newco; and

(c)

the parties (other than the Company) shall continue to be bound by and comply with the terms of this Agreement mutatis mutandis in their capacity as holders of shares in Newco as if they were holders of Shares until completion of the IPO.

3.3	Variations to the Articles

Each Series B-2 Preferred Shareholder hereby agrees with the other Investors that in the event there is any variation or abrogation proposed to be made to both the Series B Shares and the Series B-2 Shares where the effect on both such classes of share is in all material respects the same, and such variation or abrogation is approved by Series B Investor Majority Consent, then they will sign all documents, deeds and resolutions and vote in favor of any such variation or abrogation (including pursuant to clause 20.3.1(c)) and including but not limited to passing any resolution in connection with article 12.1.1 of the Articles in respect of such variation or abrogation.

4.	EFFECT OF CEASING TO HOLD SHARES

4.1	Effect of ceasing to hold Shares

In the event that any Shareholder ceases to hold any Shares or other Relevant Securities in the Company, then such Shareholder shall cease to have any right to enforce any provision of this Agreement (including any requirement that its consent be obtained to any termination, amendment, variation, or supplement to this Agreement), provided always that nothing in this clause shall prejudice any right or obligation of such Shareholder which accrued in respect of the period prior to the time at which it ceased to hold any such Shares or other Relevant Securities.

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5.	THE BOARD

5.1	Members of the Board

The members of the Board as at the date of this amended and restated Agreement shall be:

Mark Rothera	- Chief Executive Officer

Alexander Pasteur	- Special Director (non-executive)

Jonathan Ellis	- GSK Director (non-executive)

Hong Fang Song	- ORI Director (non-executive)

Elise Wang	- Deerfield Director (non-executive)

Hubert Gaspar	- (non-executive)

Charles Rowland Jr.	- (non-executive)

James Geraghty	- (non-executive)

Marc Dunoyer	- (non-executive)

Joanne Beck	- (non-executive)

5.2	Director appointment rights

5.2.1

For so long as F-Prime, together with its Permitted Transferee(s), holds Preferred Shares, F-Prime shall be entitled to appoint any two (2) persons holding office at any one time to act as Special Directors of the Company and to remove from office any person so appointed and to appoint another person in his place.

5.2.2

For as long as Deerfield, together with its respective Permitted Transferee(s), holds Shares representing not less than two per cent. (2%) (calculated on a undiluted basis) of the Company’s issued share capital, Deerfield shall be entitled to appoint one person holding office at any one time to act as a director of the Company and to remove from office any person so appointed and to appoint another person in his place. The first such person appointed from the date of this amended and restated Agreement shall be Elise Wang until such time as Deerfield and the Company identify a mutually satisfactory replacement.

5.2.3

For so long as ORI, together with its Permitted Transferee(s), holds Shares representing not less than two per cent. (2%) (calculated on a undiluted basis) of the Company’s issued share capital, ORI shall be entitled to appoint one person holding office at any one time to act as a director of the Company and to remove from office any person so appointed and to appoint another person in his place.

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5.2.4

For so long as GSK, together with its Permitted Transferees, holds Series B-2 Shares representing not less than five per cent. (5%) of the Company’s issued share capital (calculated on an undiluted basis), or, if longer, until the date on which in respect of at least one (1) WAS Royalty Product (as defined in the APA) and one (1) MLD Royalty Product (as defined in the APA), in respect of which the Company has (i) obtained a marketing authorisation or biologics licence application; (ii) made the first commercial sale for which revenue has been recognised; and (iii) obtained pricing reimbursement for such products, in each of the EU and the United States, GSK shall be entitled to appoint one person to act as a director of the Company and to remove from office any person so appointed and to appoint another person in his or her place.

5.2.5

The right to appoint a Director pursuant to this clause 5.2 shall be exercised by the appointing Investor(s) serving notice on the Company, specifying the Director(s) to be appointed. The removal of a Director so appointed shall be effected by the appointing Investor(s) who requested the appointment of the relevant Director serving notice on the Company or procuring the resignation of the relevant Director.

5.2.6

The Preferred Directors have the right to receive notice of, and to attend, all meetings of directors and the meetings of any committee(s) of the Board (whether in person, by telephone or otherwise). The Company will procure the provision to the Preferred Directors concurrently with the relevant directors or committee members, and in the same manner, notice of such meetings and a copy of all materials provided to such persons.

5.2.7	F-Prime shall have the right to appoint one (1) Special Director (if then appointed to each committee of the Board.

5.3	Independent director appointment rights

The holders of Preferred Shares and Ordinary Shares (voting together as if the Preferred Shares and Ordinary Shares constitute the same class and on an As Converted Basis) shall be entitled by notice in writing to the Company to appoint any two persons holding office at any one time to act as non-executive Directors and to remove from office by notice to the Company any person so appointed and to appoint another person in his place.

5.4	Observer appointment rights

5.4.1

For so long as F-Prime, together with its Permitted Transferee(s), holds Shares, F-Prime shall be entitled by notice to the Company to appoint, remove and replace one representative to attend as an observer at each and any meeting of the Board and at each and any committee of the Board.

5.4.2

For so long as Temasek, together with its Permitted Transferee(s), holds Shares, Temasek shall be entitled by notice to the Company to appoint, remove and replace one representative to attend as an observer at each and any meeting of the Board and at each and any committee of the Board.

5.4.3

For so long as CHI, together with their Permitted Transferee(s), holds Shares, CHI shall be entitled by notice to the Company to appoint, remove and replace one representative to attend as an observer at each and any meeting of the Board and at each and any committee of the Board.

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5.5	Fees and expenses

The Company shall reimburse commercially reasonable expenses of the Preferred Directors, any other Director and any Observers for out-of-pocket costs incurred in attending meetings of the Board (or meetings of any committee thereof) and other meetings or events attended on behalf of the Company.

5.6	Quorum at Board meetings

5.6.1

No resolution may be passed at a meeting of the Board (or a meeting of a committee of the Board) unless the nature of the business has been specified in an agenda circulated to all members of the Board (or all members of the committee of the Board) and all Observers at least five (5) Business Days in advance of the meeting.

5.6.2

However, if any Director who is required for the quorum is not present within half an hour of the time at which the meeting was due to start, the chairperson of the Board may adjourn the meeting by forty-eight (48) hours, to be held at the same time of the day and place, and shall give written notice of the same to all Directors. If the same Director is not present within half an hour of the time at which the adjourned meeting was due to start, then the chairperson of the Board may declare a quorum present, notwithstanding that the quorum requirements set out in clause 5.6.1 have not been fully satisfied.

5.7	Conduct of meetings of the Board and committees

5.7.1

Meetings of the Board shall be held as often as may be necessary but not less than four (4) times in each calendar year (or with such lesser frequency as the Board shall agree in writing) and shall be convened in accordance with the Articles.

5.7.2	No business shall be transacted at any meeting of the Board (or a committee of the Board) save for that specified in the agenda referred to in clause 5.6.1.

5.7.3

The quorum at any meeting of the Board shall be as set out in clause 5.6 and, subject to clause 7.1, clause 7.2, Schedule 4 (Matters Requiring Consent) and the Articles, decisions shall be taken by a majority vote. The chairperson of the Board shall have a casting vote in the event of a tied vote.

5.8	GSK Director

For so long as GSK, together with its Permitted Transferees, holds Series B-2 Shares representing ten per cent. (10%) or more of the Company’s issued share capital (calculated on an undiluted basis), the GSK Director shall not, unless GSK has served a Restoration Notice on the Company, be permitted to vote on any matters requiring: (i) the consent of the Board pursuant to paragraphs 4, 5, 6, 9, 12, 13, 15, 16, 17, 18, 19 and 20 of Part B of Schedule 2; and (ii) the consent of the Board pursuant to paragraphs 8 and 9 if the matter relates to any of the assets which are the subject of the GSK Transaction.

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6.	INFORMATION RIGHTS

6.1	Provision of information to Investors

Subject to clause 6.2.3, the Company undertakes to each Investor that is not an individual that:

6.1.1

the Company shall keep the Investors informed of all material matters relating to the progress of the Business to such extent and in such form and detail as the Investors may from time to time reasonably require and shall supply to the Investors such written particulars of any matters concerned with and arising out of the activities of the Company as the Investors may from time to time reasonably require;

6.1.2

the Company shall deliver, as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each financial year of the Company (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such financial year and (y) the comparable amounts for the prior year and as included in any Budget (as defined in clause 6.1.5) for such year with an explanation of any material difference between such amounts and a schedule as to the sources and applications of funds for such year; and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements to be audited by accountants approved by the Board;

6.1.3

the Company shall deliver, as soon as practicable, but in any event within thirty (30) days after the end of each of the first three quarters of each financial year of the Company, unaudited statements of income and cash flows for such financial quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such financial quarter, all prepared in accordance with UK GAAP (except that such financial statements may (i) be subject to normal year end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with UK GAAP), as well as the Management Accounts for the relevant period along with a report providing summary details of the progress of the Company and its business and details of the Company’s expenditure throughout the course of such period;

6.1.4

the Company shall deliver, as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of shareholders’ equity as of the end of such month, all prepared in accordance with UK GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with UK GAAP), as well as the Management Accounts for that month along with a report providing summary details of the progress of the Company and its business and details of the Company’s expenditure throughout the course of that month;

6.1.5

the Company shall deliver, as soon as practicable, but in any event thirty (30) days before the end of each financial year, a detailed operating and capital budget and business plan for the next financial year, which shall include a cash flow forecast for such period along with the Board’s and management’s forecasts and projections for the Business for the next financial year (collectively, the “Budget”), approved by the Board and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

6.1.6

at the same time as audited accounts of the Company are provided pursuant to clause 6.1.2, the Company shall provide all relevant audit and management letters and all correspondence between the Company and the auditors of the Company concerning such accounts unless doing so would, in the opinion of the Board acting reasonably, jeopardize legal privilege between the Company and its legal advisers;

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6.1.7

each of the Preferred Directors appointed pursuant to clause 5.2 and any Observer appointed pursuant to clause 5.4 may, from time to time, make full but confidential disclosure to its appointing Shareholder of any information relating to the Company;

6.1.8	notwithstanding clause 12, each Investor shall be at liberty from time to time to make such disclosure:

(a)

to its partners, trustees, shareholders, unit holders and other participants and/or to any member of the same Group as the Investor for the purposes of, but not limited to, reviewing existing investments and investment proposals;

(b)	to any lender to the Company and/or to any shareholder of any member of the Company’s Group;

(c)	about any member of the Company’s Group as shall be required by law and any regulatory authority to which the Investor is subject;

(d)	to the Company’s auditors and/or any other professional advisors of the Company; and

(e)	to the Investor’s professional advisers and to the professional advisers of any person to whom the Investors is entitled to disclose information pursuant to this clause,

in relation to the business affairs or financial position of the Company as it may in its reasonable discretion think fit provided that any Person to whom information is disclosed is subject to an obligation of confidentiality substantially similar to the obligation of confidentiality contained in this Agreement; and

6.1.9

upon being given a reasonable amount of notice in writing, the Company shall permit any Investor to enter the Company’s premises and to make reasonable inspection of its books and records and to have reasonable access to the Company’s employees and advisers for the purposes of ascertaining the progress of the Business.

6.1.10

Subject to clause 6.2, the Company undertakes to UCLB (for so long as it together with any of its Permitted Transferees hold not less than five per cent. (5%) in nominal value of the Shares) that it shall, upon receipt of written notice from UCLB, provide to UCLB the information set out in clauses 6.1.2—6.1.6 above at the same time as it is provided to the Investors.

6.2	Provision of additional information to F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield

Subject to clause 6.2.3, the Company undertakes to F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield that for so long as they (or any of their Permitted Transferees) each hold any Shares that, in addition to the information to be provided pursuant to clause 6.1 above:

(a)

the Company shall deliver to F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield copies of all Board materials and the agenda for meetings of the Board and, following such meetings, the final form minutes of the meeting, in each case at the same time such materials are distributed to the Directors; and

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(b)

the Company shall deliver to F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield as soon as practicable, but in any event within forty-five (45) days after the end of each calendar quarter, an up to date capitalisation table showing (i) the number of Shares of each class and Relevant Securities convertible into or exercisable in respect of Shares outstanding at the end of the relevant period; (ii) the Shares to be issued upon the conversion or exercise of any Relevant Securities and the exchange ratio and exercise price applicable thereto; and (iii) the number of Ordinary Shares outstanding in the Equity Award Pool over which the Company may grant awards or options, in each case in sufficient detail as to permit F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield (or any of its/or their Permitted Transferees as applicable) to calculate their percentage equity ownership in the Company and certified by the chief financial officer or chief executive officer of the Company as being true, accurate and complete.

6.2.2

If the Company fails to comply with any of its obligations to provide information to the Investors (that are not individuals) pursuant to clause 6.1 or to F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield pursuant to clause 6.2, then the Investors (who are not individuals) (acting by Investor Majority Consent) or F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield (as the case may be) will be entitled to instruct a firm of accountants to prepare the relevant information and provide it to the Investors (who are not individuals), F-Prime, SMIT, ORI, Temasek, GSK, CHI and Deerfield (as the case may be). The Company will permit full access to its books and records and its premises for this purpose. The reasonable costs of, and incidental to, any such appointment (plus any VAT) will be paid by the Company.

6.2.3

The Company’s obligations under clauses 6.1 and 6.2 shall not apply in respect of an Investor (other than an Institutional Investor (as defined in the Articles)) where the Company reasonably determines that such information or materials include trade secrets or contain other proprietary information that is commercially sensitive, or in respect of any Investor where the Company reasonably determines that such information is subject to legal privilege between the Company and its legal advisors.

7.	BUSINESS CONDUCT OBLIGATIONS

7.1	The Company’s undertakings

7.1.1

The Company agrees and undertakes that, save with the prior approval of the various categories of persons as further particularised in Schedule 2 (Matters Requiring Consent), for so long as the Investors and their Permitted Transferees hold Shares, it shall not effect or propose (by way of resolution) any of the actions referred to in Schedule 2 (Matters Requiring Consent).

7.1.2	The Company agrees and undertakes that it will run the Business in compliance with applicable Law in all material respects.

7.1.3

The Company shall maintain directors and officers insurance policies for each member of the Board (and their affiliated funds) and the officers of the Company in the amount of at least £1,000,000 and, subject to approval by the Board, will increase such coverage immediately prior to an IPO to at least £5,000,000, on terms reasonably acceptable to F-Prime.

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7.2	Shareholder undertakings

Each Shareholder that is a party to this Agreement agrees and undertakes that, save with the prior approval of the various categories of persons as further particularised in Schedule 2 (Matters Requiring Consent), for so long as the Investors and their Permitted Transferees hold Shares, it shall exercise its rights and powers under this Agreement and as a holder of Shares to procure, in so far as it is lawfully able by the exercise of such rights and powers, that no Group Company will effect or propose (by way of resolution) any of the actions referred to in Schedule 2 (Matters Requiring Consent).

7.3	Consents and approvals

Any consent or approval given pursuant to Schedule 2 (Matters Requiring Consent) hereunder may be given on such terms and subject to such conditions (if any) as such persons (acting together as a group) may in their absolute discretion determine and no such consent or approval shall be held to have been validly given unless and until all such terms and conditions have been complied with.

8.	ERISA

8.1	Exercise of rights by Investor Limited Partnerships

The Parties agree that, whatever rights an Investor Limited Partnership may have, or elect to acquire, or designate to one or more Directors, any rights of such Investor Limited Partnership under this Agreement may be exercised by such Investor Limited Partnership acting through its respective general partner or, if any current or subsequent general partner is removed as the general partner of such an Investor Limited Partnership, the successor or replacement general partner of that partnership.

8.2	Directors and observers

The investment vehicles comprising the Investors hereby agree that, insofar as such vehicles are Investor Limited Partnerships, their respective rights (if any) to appoint and/or nominate a Director pursuant to clause 5.2 or the Articles shall be exercised by the respective general partners of such Investor Limited Partnerships. In the event that an Investor Limited Partnership has not exercised its rights (if any) to appoint and/or nominate a Director pursuant to clause 5.2 or the Articles, then any such partnership shall have the right to appoint a representative to attend as a non-voting observer at each meeting. The appointment and removal of such representative shall be by written notice from the relevant Investor Limited Partnership to the Company, which shall take effect on delivery at the Company’s registered office or at any meeting of the Board or any committee thereof.

8.3	Provision of information

Any Investor Limited Partnership acting through their general partner shall have the right to receive on reasonable written request to the Company:

8.3.1	Management Accounts of the Company (and each Group Company), including a balance sheet and profit and loss account;

8.3.2	on an annual basis, budgets and cash flow forecasts of the Company and each Group Company; and

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8.3.3	such additional information as such Investor Limited Partnership may at any time reasonably request (including any information provided to a Preferred Director).

8.4	Meetings with management

The Investor Limited Partnerships all acting through their respective general partners shall each have the right to meet on a regular basis with such management personnel of the Company as may reasonably be designated by such partnerships, on reasonable notice to the Company, for the purpose of consulting with management, obtaining information regarding the business and prospects of the Company or expressing the views of such partnerships and advising Company management on such matters.

8.5	Alteration of rights

The Parties agree that if legal counsel for any Investor Limited Partnership reasonably concludes that the rights granted to it by this clause 8 should be altered to preserve the qualifications of an Investor Limited Partnership as a “venture capital operating company” (a “VCOC”), or otherwise to ensure that the assets of such Investor Limited Partnership are not considered “plan assets” of such Investor Limited Partnership for the purposes of ERISA, the Parties hereto will agree such amendments to this Agreement as may be reasonably required by such Investor Limited Partnership to effect such alterations with such expense being shared by the Company and the relevant Investor Limited Partnership.

8.6	Passive foreign investment or controlled foreign corporation

8.6.1

Not later than forty-five (45) days after the date of this amended and restated Agreement, the Company will determine whether it constitutes a “passive foreign investment company” (a “PFIC”) or a “controlled foreign corporation” (a “CFC”) as defined for U.S. tax purposes for the current financial year up to the date of such determination and will so advise any Shareholder who so requires (each, a “US Shareholder”). In the event that the Company determines it constitutes a CFC, it shall provide all information available to it that is necessary for a US Shareholder to complete IRS Form 5471 (or successor form).

8.6.2

Not later than forty-five (45) days after the end of each financial year of the Company, the Company will determine whether it constitutes a PFIC or a CFC as defined for U.S. tax purposes for such financial year and will so advise F-Prime and any other US Shareholder who so requires. For each financial year of the Company, commencing with the first financial year for which it is determined to be a PFIC, the Company shall no later than 45 days after the end of such fiscal year, furnish each US Shareholder with all information necessary for such US Shareholder to make a qualified electing fund (“QEF”) election pursuant to Section 1295(b) of the U.S. Internal Revenue Code, as amended (the “Code”) and to file its U.S. federal income tax returns in connection with such QEF election. Without limiting the generality of the foregoing, the Company shall provide (a) a PFIC Annual Information Statement as described in Treas. Reg. 1.1295-1(g) and (b) all information necessary for the US Shareholder to complete IRS Form 8621 (or successor form). The Company will obtain the advice of one of the “big four” accounting firms to make the determinations and provide the information and statements as described in this paragraph.

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8.6.3

The Company will (1) provide or cause its affiliates to provide sufficient information to enable each US Shareholder to accurately complete its annual U.S. tax reporting and payment obligations as a 10% shareholder of the Company and each of its subsidiaries under the Code, and (2) if necessary, permit each US Shareholder (or its authorised representatives) to examine and copy the books of account, records, and other documentation of the Company and each of its affiliates in order to verify the required information. In addition, the Company will covenant to retain all records relevant for calculating the earnings and profits of and taxes paid by each US Shareholder and each of its subsidiaries for as long as such US Shareholder and its affiliates own in the aggregate 10% or more of the Company and will provide such information to the relevant US Shareholder (or its authorised representative) upon such US Shareholder’s request within 30 days after the end of the Company’s financial year in which the calculation of a deemed paid foreign tax credit becomes relevant to such US Shareholder under the Code.

8.6.4	Any third party costs incurred by the Company in respect of its obligations under this clause 8.6 will be borne by the Company.

9.	EQUITY AWARD POOL

9.1	Size and nature of Equity Award Pool

The Company shall establish and operate a pool for the granting of equity incentives with respect to Ordinary Shares, which, for the avoidance of doubt shall include any Ordinary Shares issued to the Founders (the “Equity Award Pool”). The number of Ordinary Shares comprised in the Equity Award Pool and the rules of any share option scheme (or other terms of grant or arrangement) applicable in respect of the grant of options or other award of equity incentives (including if deemed appropriate share awards) from the Equity Award Pool shall be subject to approval of the Remuneration Committee (or if such committee is not then constituted, the Board) (provided always that the size of the Equity Award Pool (including both shares and options previously issued and shares and options available to be issued thereunder) shall not exceed thirteen point five per cent. (13.5%) (the “Equity Award Pool Cap”) of the Company’s fully diluted share capital following Completion; provided that if upon Completion (as defined in the Investment Agreement) the Company has issued Series C Shares for aggregate subscription proceeds in excess of US$150,000,000, the Equity Award Pool Cap shall be based on Completion (as defined in the Investment Agreement) assuming the issue of Series C Shares with an aggregate subscription price of US$150,000,000 only. Any grant of options or other award of equity incentives from the Equity Award Pool shall be in such number, at such price and otherwise on terms as may be decided by the Remuneration Committee (or if such committee is not then constituted, the Board).

9.2	No further consents required

For the avoidance of doubt, Investor Majority Consent shall not be required prior to the allotment of any share or grant of any option over shares from the Equity Award Pool or the allotment and issue of any Ordinary Shares on a valid exercise of any such option; provided that such allotment of any share or grant of any option over shares is within the Equity Award Pool Cap. If the Company wishes to increase the size of the Equity Award Pool beyond the Equity Award Pool Cap, such increase shall require Investor Majority Consent, it being acknowledged that following Completion (as defined in the Investment Agreement) the Board shall conduct a review of incentivisation practices of similar companies operating in the same sector as the Company (taking into account, among other factors, valuation, headcount and stage of development), and, depending on the outcome of such review, may recommend an increase to the Equity Award Pool. For the avoidance of doubt, the Investor Majority shall be under no obligation to approve any such increase.

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9.3	Pre-emption rights

Each Party hereby irrevocably waives all rights of pre-emption contained in the Articles or otherwise in respect of the grant of options or the allotment and issue of Ordinary Shares on exercise of options granted, in each case in accordance with the provisions of this clause 9 (including without limitation with respect to the Equity Award Pool Cap).

9.4	Power of Attorney

Prior to issuing any Ordinary Shares following the exercise of options or other award of equity incentives from the Equity Award Pool, the Company shall procure that the recipient enters into a power of attorney in the form set out at Schedule 4 (Power of Attorney) in respect of those Ordinary Shares.

10.	COMPLIANCE WITH THE DRAG, CO-SALE AND TAG RIGHTS

Each Party acknowledges that the Drag Rights, Co-Sale Rights and the Tag Rights may result in a transfer of Shares or other Relevant Securities held by it and agrees and approves the application of the Drag Rights, Co-Sale Rights and Tag Rights in accordance with their terms.

11.	ADHERENCE TO THIS AGREEMENT

11.1	Provision of Deeds of Adherence

Notwithstanding the provisions of the Articles:

11.1.1	no Shareholder shall effect any transfer or disposal in respect of any Shares or other Relevant Securities to any person who is not a Party to this Agreement; and

11.1.2	the Company shall not issue any Shares or other Relevant Securities, to any person who is not a Party to this Agreement,

unless in either case, such person has first executed and delivered to the Company for itself and on behalf of the other Shareholders a Deed of Adherence.

11.2	Service of Transfer Notices

On each occasion when the Board is permitted to serve a Transfer Notice (as defined in and in accordance with the provisions of the Articles) the Board shall serve such a Transfer Notice as soon as reasonably practicable after being requested to do so by the Investors acting by Investor Majority Consent.

12.	CONFIDENTIALITY

12.1	Confidentiality obligations

Each of the Parties hereto (other than the Company) undertakes to the Company that unless otherwise agreed to in writing by the Company, all Confidential Information disclosed to such Party (and its Permitted Transferees and any Preferred Director or Observer appointed by it) as well as the terms of this Agreement, the Investment Agreement and investment by the Series C Investors made pursuant to the Investment Agreement will:

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12.1.1	be kept strictly confidential and not disclosed to any person by such Party (other than disclosure to another Party to this Agreement or disclosure specifically permitted herein);

12.1.2	be used solely for the purpose of evaluating, monitoring and managing such Party’s interest in the Company or otherwise used in the conduct of the business and affairs of the Company;

12.1.3

be securely retained such that the Party receiving such information shall not part with the possession, custody or control of Confidential Information provided to it unless specifically permitted herein; and

12.1.4

be afforded a level of protection and security against unauthorised access not less than that level of protection and security which the Party receiving such information affords to its own equivalent confidential information.

12.2	Exclusions

The obligations set out in clause 12.1 shall not apply:

12.2.1	to any disclosures made by:

(a)	any Party in the bona fide course of the Company’s business activities, subject to entering into an appropriate non-disclosure agreement prior to doing so;

(b)	a Party (other than an Investor) if the information disclosed relates to the Company or a member of the Company’s Group and a Preferred Director has consented to its disclosure;

(c)	an Investor (that is not an individual) to actual or prospective bona fide lenders to such Investor (or to any person referenced in clause 12.2.6 in respect of that Investor); or

(d)

a Party to its professional advisers or to the professional advisers of a member of such Party’s Group or, where the party is an Investor, to any person referenced in clause 12.2.6 in respect of that Investor;

12.2.2

to any information which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of its disclosure by the relevant Party to this Agreement (or any of its Permitted Transferees or any Preferred Director or Observer appointed by it) in breach of any obligation of confidentiality);

12.2.3

to any information which was or becomes available to the relevant Party to this Agreement on a non-confidential basis from a person other than the Company (or any of its directors, employees, agents, consultants, representatives or advisers) and who is not bound by an obligation of confidentiality in respect of such information;

12.2.4	to any information which the Company agrees in writing is not Confidential Information;

12.2.5	to the disclosure of information between the Preferred Directors and any Observer and the Investors to the extent reasonably necessary;

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12.2.6

to the disclosure of information by the Investors to their management committees, general partners, limited partners, shareholders, professional advisors and any Permitted Transferee of such Investors, in each case provided that such recipient has agreed to receive and hold such Confidential Information subject to terms limiting the further disclosure and use of such information no less onerous than the terms set out in this clause 12; and

12.2.7	where information is disclosed in accordance with clause 12.3.

12.3	Compulsory disclosure

In the event that a Party to this Agreement (or any person acting on its behalf) becomes legally compelled to disclose any Confidential Information (by discovery, request for documents, subpoena, civil investigation, demand, interrogatory, deposition, order or similar process or otherwise pursuant to any applicable Law, rule or regulation (including the rules of any investment exchange or Authority regulating the issue or sale of securities to which the relevant party is subject)), the Company agrees that such Party to this Agreement (and, as relevant, its Permitted Transferees and any Preferred Director or Observer appointed by it) may do so without liability, but provided that such Party to this Agreement agrees, so far as is reasonably practicable to do so:

12.3.1	promptly to notify the Company prior to any such disclosure to the extent practicable; and

12.3.2

to co-operate with the Company (at the Company’s expense provided any costs are reasonably and properly incurred) in any attempt it may make to limit the amount and extent of such disclosure or to obtain a protective order or other appropriate assurance that confidential treatment will be afforded to the Confidential Information.

12.4	Right to conduct activities

12.4.1

The Company acknowledges that Baillie Gifford & Co. and F-Prime each provides investment management and advisory services and/or is a private equity fund and, as such, neither F-Prime nor SMIT nor their respective Affiliates shall be restricted in any way from investing in any company or entity which may be deemed as competitive with the business of the Company or any Group Company.

12.4.2

Subject always to clause 12, the Company hereby agrees and acknowledges that its shareholders that are Institutional Investors (as defined in the Articles), together with their respective Affiliates, (collectively, the “Fund Investors”, and each a “Fund Investor”) are professional investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no Fund Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund Investor in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Fund Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

FINAL FORM

The Company acknowledges that the Fund Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude, create an obligation or duty, or in any way restrict the Fund Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise, whether or not such enterprise has products or services which compete with those of the Company. The Company acknowledges that the Fund Investors, their Affiliates, and any of their respective representatives currently may be invested in, may invest in or may consider investments in public and private companies some of which may compete either directly or indirectly with the Company, and that the execution of this Agreement, the terms hereof and the access to confidential information hereunder shall in no way be construed to prohibit or restrict the Fund Investors, their Affiliates, or any of their respective representatives from maintaining, making or considering such investments or from otherwise operating in the ordinary course of business. Further, the Company understands and acknowledges that the confidential information may be used by the Fund Investors, their Affiliates, or any of their respective representatives in connection with evaluating investment opportunities, trading securities in the public markets and participating in private investment transactions, but specifically excluding disclosing or otherwise providing confidential information (or any derivatives, extracts or summaries thereof) to anyone other than the Fund Investors, their Affiliates, or any of their respective representatives in violation of this Agreement.

12.5	The Company

The Company shall keep secret and confidential and not disclose or divulge to any third party or cause any person to become aware of any information regrinding the terms of this Agreement, the Investment Agreement and the investment made by the Series C Investors pursuant to the Investment Agreement, save where such disclosure is necessary or desirable in the bona fide course of the Company’s business, or where such disclosure is made pursuant to any applicable Law, rule or regulation (including the rules of any investment exchange or Authority), or where the provisions of clauses 12.2.2 or 12.2.3 apply.

13.	NO PARTNERSHIP

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties hereto.

14.	AGREEMENT PREVAILS

Save as expressly provided in this Agreement, in the case of any conflict between the terms of this Agreement and the provisions of the Articles the terms of this Agreement shall prevail as between the Parties. In such circumstances, the Parties shall procure that such modifications as are necessary are made to the Articles.

FINAL FORM

15.	BINDING NATURE OF THIS AGREEMENT

Each Party hereto hereby warrants and undertakes to each other Party hereto that this Agreement has been duly executed by it and comprises a valid and legally binding obligation enforceable against it in accordance with the terms of this Agreement.

16.	SEVERANCE

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the Laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

17.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when executed and delivered is an original and all of which together evidence one and the same agreement. Signatures provided by any photocopy and transmitted by facsimile or other electronic means will be deemed to be original signatures.

18.	ASSIGNMENT

18.1.1

Save as provided in this clause 18, this Agreement may not be assigned, in whole or in part, by operation of Law or otherwise, and no Party may assign, or grant any Encumbrance or security interest over, any of its rights under this Agreement or any document referred to in it, without the prior written consent of the other Parties.

18.1.2

Each Shareholder may assign the benefit (but not the obligations) of this Agreement (including the Warranties) to any person to whom it may transfer any right or interest in Shares in accordance with the Articles.

18.1.3

On an assignee or transferee of any Shares or other Relevant Securities executing a Deed of Adherence and delivering the same to the Company for itself and on behalf of the other Shareholders, each Party hereto agrees that this Agreement shall enure for the benefit of such assignee or transferee and shall be enforceable by such assignee or transferee, to the extent any such rights were vested in its assignor or transferor pursuant to this Agreement, as if such assignee or transferee had been a party hereto and named herein as a Shareholder and, if the definition of “Investor” or “Series C Investor” applies to the relevant assignee or transferee, as if that assignee or transferee was named as an Investor or Series C Investor, as the case may be, herein.

18.2	Registration of new shareholders

The Parties hereto, other than the Company, undertake to each other that they shall, to the extent of their respective rights and the rights of their respective nominees from time to time, vote (or procure that their respective nominees vote) as Investors, Shareholders and/or as Directors of the Company, as the case may be, so as to procure that no person is registered as holder of any Shares (whether on transfer or transmission or by issue) in breach of the Articles or this Agreement.

FINAL FORM

19.	TERMINATION

Save as set out herein, this Agreement shall terminate without liability on any party hereto immediately on the earliest of the completion of: (i) an IPO; (ii) a Sale; or (iii) completion of the liquidation of the Company, where, in each case, the applicable provisions in the Articles have been duly complied with.

20.	MISCELLANEOUS

20.1	Entire agreement

20.1.1

This Agreement together with the Shareholders’ Agreement and the Articles (together, the “Transaction Agreements”) constitutes the whole agreement between the Parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, and undertakings, whether in writing or oral, relating to such subject matter, except to the extent that the same are repeated in the Transaction Agreements.

20.1.2

Each Shareholder acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance by the Company or any other person save for those contained in the Transaction Agreements.

20.2	Further assurance

Each Party shall (at their own expense) promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments, and do all such things or cause to do all such things, as any other Party may from time to time reasonably require for the purpose of giving full effect to and the full benefit of the provisions of this Agreement.

20.3	Variation and waiver

20.3.1

Any variation of this Agreement is valid only if it is in writing and signed by the Company and Shareholders comprising an Investor Majority Consent, in which event such change shall be binding against all of the Parties hereto, provided that:

(a)	if such change would impose any new obligations on a Party or increase any existing obligation, the prior written consent of the affected Party to such change shall be specifically required; and

(b)	if such change would:

(i)

alter or change the rights, preferences or privileges of the Series B Shares or Series C Shares in a manner that is different than the effect on the rights, preferences or privileges of the other Preferred Shares; or

(ii)

reclassify, alter or amend any existing security that is junior to or on parity with the Series B Shares or Series C Shares, if such reclassification, alteration or amendment would render such other security senior to or on parity with the Series B Shares or Series C Shares; or

FINAL FORM

(iii)

increase or decrease the authorised number of Series B Shares or Series C Shares, then prior written Series B Investor Majority Consent to such variation or alteration shall be required in respect of the Series B Shares and prior written consent of the holders of at least a majority of the Series C Shares shall be required in respect of the Series C Shares.

(c)	if such change would:

(i)	alter or change the rights, preferences or privileges of the Series B-2 Shares in a manner that is different than the effect on the rights, preferences or privileges of the Series B Shares; or

(ii)

reclassify, alter or amend any existing security that is junior to or on parity with the Series B-2 Shares, if such reclassification, alteration or amendment would render such other security senior to or on parity with Series B Shares; or

(iii)	increase or decrease the authorised number of Series B-2 Shares unless the same increase or decrease is also being made to the number of Series B Shares,

then prior written Series B-2 Investor Majority Consent to such variation or alteration shall be required.

20.3.2

Any waiver of any right, power, privilege or remedy under this Agreement is only effective if it is in writing and it applies only to the Party to whom the waiver is addressed and to the circumstances for which it is given and shall not prevent the Party who has given the waiver from subsequently relying on the provision it has waived.

20.3.3

A Party that waives a right, power, privilege or remedy in relation to one Party, or takes or fails to take any action against that Party, does not affect its rights, powers, privileges or remedies in relation to any other Party.

20.3.4

The failure to exercise or delay in exercising a right, power, privilege or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right, power, privilege or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right, power, privilege or remedy provided by this Agreement or by Law shall prevent, preclude or impair the further exercise of the right, power, privilege or remedy or the exercise of another right, power, privilege or remedy.

20.3.5	The rights, powers, privileges and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by Law.

20.4	Investor Restrictions

The Parties acknowledge and agree that in the event of a Sale or IPO, each Investor shall not be required to give any warranties, indemnities or covenants other than warranties as to title to the Shares held by them and capacity to enter into legally binding documentation. For the avoidance of doubt there shall be no obligation on the Investors to give any non-solicitation or non-competition covenants in the event of a Sale.

FINAL FORM

20.5	Legal Representation

Each Party to this Agreement acknowledges that Cooley (UK) LLP (“Cooley”), the Company’s Solicitors, has in the past performed and is or may now or in the future represent one or more Shareholders or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Shareholders or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Shareholder hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Shareholder or any stockholder, director or employee of the Company or any Shareholder; and (c) gives its informed consent to Cooley’s representation of the Company in the Financing.

21.	COSTS

Each Party shall bear their own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement.

22.	NOTICES

22.1	Manner in which to give notice

A notice or other communication under or in connection with this Agreement (a “Notice”) shall be in writing and shall be delivered personally or sent by first class post (and air mail if overseas) or by fax or by email to the Party due to receive the Notice to the registered office address set out in:

22.1.1	Part A of Schedule 1 (Details of the Company) in the case of the Existing Investors;

22.1.2	Part B of Schedule 1 (Details of the Company) in the case of the Ordinary Shareholders;

22.1.3	Part C of Schedule 1 (Details of the Company) in the case of the Company; and

22.1.4	The Investment Agreement in the case of the Series C Investors,

or, in each case, to such fax number or email address that is supplied by the Party to the other Parties hereto for the purpose of giving Notice to the Party or to an alternative address, person, fax number or email address specified by that Party by not less than five (5) Business Days’ written notice to the other Party received before the Notice was dispatched.

22.2	Deemed delivery of notice

Unless there is evidence that it was received earlier, a Notice is deemed given if:

22.2.1	delivered personally, when left at the address referred to in clause 22.1;

22.2.2	sent by mail, except air mail, two (2) Business Days after posting it;

22.2.3	sent by air mail, six (6) Business Days after posting it;

22.2.4	sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine; or

FINAL FORM

22.2.5	sent by email, when the sender receives an email acknowledging receipt of the sender’s email.

23.	LAW AND JURISDICTION

23.1	English law

This Agreement and any disputes and/or claims arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

23.2	Jurisdiction

In relation to any legal action or proceedings arising out of or in connection with this Agreement (including any dispute relating to the existence, validity or termination of this Agreement or any contractual or non-contractual obligation) (“Proceedings”), each of the Parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum provided that an order or judgment of any court may be enforced in any court of competent jurisdiction.

23.3	Contracts (Rights of Third Parties) Act 1999

23.3.1	Except pursuant to clause 23.3.2, a person who is not a Party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

23.3.2

The general partner of an Investor or the management company authorised from time to time to act on behalf of that Investor or another person or persons nominated by that Investor, shall be entitled to enforce all of that Investor’s rights and benefits under this Agreement at all times as if it or they were a party to this Agreement.

24.	F-PRIME WAIVER

24.1

In the event that F-Prime and F-Prime A retain Shares which in aggregate exceed twenty five per cent (25%) (the “Threshold”) of the Company’s issued voting share capital at the relevant time, each of F-Prime and F-Prime A irrevocably waive any right to vote (whether at a meeting, pursuant to a written consent or otherwise) in respect to the portion of such Shares which exceed the Threshold in respect of the following:

24.1.1	any matter relating to clause 5.3 of this Agreement;

24.1.2	any matter relating to Schedule 3 Part A, paragraph 6 of this Agreement;

24.1.3	pursuant to clause 20.3, to amend this Agreement with respect to clause 5.3 or Schedule 3, Part A, paragraph 6 of this Agreement; and

24.1.4

any future provision of this Agreement or any other governing document of the Company that grants new rights to the holders of Shares with respect to matters relating to membership on and /or the size of the Board.

FINAL FORM

24.2	Clause 24.1 is irrevocable and may not be waived or amended. Clause 24.1 shall survive termination of this Agreement.

24.3

Each of F-Prime and F-Prime A agree and confirm that the provisions of 24.1 shall apply on a pro rata basis as between F-Prime and F-Prime A at the relevant time according to the number of Shares held by each of them and their respective Affiliates to whom any Shares may be transferred after the date of this Agreement.

24.4

F-Prime and F-Prime A hereby notify the Company that they will not seek to exercise their right to appoint the second of their two Special Directors unless the total number of Directors changes such that having a second Special Director would result in the total number of Special Directors representing 25% or less of the total number of Directors. For as long as F-Prime and F-Prime A do not exercise their right to appoint two Special Directors because having a second Special Director would result in the total number of Special Directors representing more than 25% of the total number of Directors, F-Prime will have the right to appoint one additional Observer. This clause 24.4 is irrevocable and may not be waived or amended.

SCHEDULE 1: DETAILS OF THE COMPANY

Part A: The Existing Investors

Name	Address
4B-P01 Ltd.	Georgiou Katsounotou 6, 3036, Limassol, Cyprus

Agent Capital Fund I LP	204 Drakes Drum Drive, Bryn Mawr, PA 19010, United States

CHI EF II LP	599 Lexington Avenue, New York City, NY 10022, United States

Cowen Healthcare Investments II LP	599 Lexington Avenue, New York City, NY 10022, United States

F-Prime Capital Partners Healthcare Fund IV LP	One Main Street, 13th Floor, Cambridge, MA 02142, United States

F-Prime Capital Partners Healthcare Fund IV-A LP	One Main Street, 13th Floor, Cambridge, MA 02142, United States

Glaxo Group Limited	980 Great West Road, Brentford, Middlesex TW8 9GS

Highfly Global Investments Limited	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands

Juda Capital Inc.	Start Chambers, Wickham’s Cay II, PO Box 2221, Road Town, Tortola, British Virgin Islands

Pav Investments Pte. Ltd.	3 Fraser Street, #10-23, Duo Tower, Singapore 189352

RTW Innovation Master Fund, Ltd.	250 West 55th Street, 16th Floor Suite A, New York City, NY 10019, United States

RTW Master Fund, Ltd.	250 West 55th Street, 16th Floor Suite A, New York City, NY 10019, United States

Scottish Mortgage Investment Trust plc (acting through its agent, Baillie Gifford & Co)	Calton Square, 1 Greenside Row, Edinburgh EH1 3AN

TLS Beta Pte Ltd.	60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 23889

UCL Technology Fund LP	1 Kings Arms Yard, London EC2R 7AF

Unique Diamond Investments Limited	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands

Adam Seymour	41a West Street, Oundle, Peterborough

Adrien Lemoine	Flat 7, 4 Acton Street, London WC1X 9NA

Andrea Spezzi	Angel Southside, Flat 9, 1 Owen Street, London EC1V 7JW

Mark Rothera	42 Cambridge Street, London SW17 4QH

Tom Abbey	The Rectory, Croft Lane, Newton Kyme LS24 9LR

Part B: The Ordinary Shareholders

Name	Address
Central Manchester University Hospitals NHS Foundation Trust	Central Manchester University Hospitals NHS Foundation Trust

Children’s Medical Center Corporation (aka Boston Children’s Hospital)	300 Longwood Avenue, Boston, MA 02115, United States

F-Prime Capital Partners Healthcare Fund IV LP	One Main Street, 13th Floor, Cambridge, MA 02142, United States

F-Prime Capital Partners Healthcare Fund IV-A LP	One Main Street, 13th Floor, Cambridge, MA 02142, United States

Généthon	1 bis, rue de l’internationale, 91002 Evry, Cedex, France

Oxford BioMedica (UK) Limited	Windrush Court, Transport Way, Oxford OX4 6LT

The University of Manchester	c/o UMI3 Ltd., CTF, 46 Grafton Street, Manchester M13 9NT

UCL Business plc	The Network Building, 97 Tottenham Court Road, London W1T 4TP

Adrian Thrasher	Blaysworth Manor, Colmworth, Bedfordshire MK44 2LD

Andrea Spezzi	Angel Southside, Flat 9, 1 Owen Street, London EC1V 7JW

Brian Bigger	104 Manchester Road, Manchester M27 5FQ

Hubert Gasper	5 Ardburg Road, London SE24 9JL

Kristopher Wood	333 1st Street, Unit 1501, San Francisco, CA 94105, United States

Nicolas Koebel	5 Warwick House, Windsor Way, London W14 0UQ

Robert Wynn	c/o Central Manchester University Hospitals NHS Foundation Trust, Trust Headquarters, Cobbett House, Manchester Royal Infirmary, Oxford Road, Manchester, M13 9WL

Simon Jones	127 Blackburn Road. Haslingdon, Lancashire BB4 5HN

Sue Wraith	Flat 1, 26 Sandwich Road, Ellesmere Park, Eccles M30 9DX

Part C: The Series C Investors

Name	Address
Deerfield Special Situations Fund, L.P.	c/o Deerfield Management Company, Attn: General Counsel, 780 Third Avenue, 37th Floor, New York, NY 10017, United States

Deerfield Private Design Fund III, L.P.	c/o Deerfield Management Company, Attn: General Counsel, 780 Third Avenue, 37th Floor, New York, NY 10017, United States

Deerfield Private Design Fund IV, L.P.	c/o Deerfield Management Company, Attn: General Counsel, 780 Third Avenue, 37th Floor, New York, NY 10017, United States

RA Capital Healthcare Fund, L.P.	20 Park Plaza, Suite 1200, Boston, MA 02116, United States

Baker Brothers Life Sciences, L.P.	860 Washington Street, 3rd Floor, New York, NY 10014, United States

667, L.P.	860 Washington Street, 3rd Floor, New York, NY 10014, United States

Scottish Mortgage Investment Trust plc	Calton Square, 1 Greenside Row, Edinburgh EH1 3AN

TLS Beta Pte Ltd.	60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891

Cowen Healthcare Investments II LP	599 Lexington Avenue, New York, NY 10022, United States

CHI EF II LP	599 Lexington Avenue, New York, NY 10022, United States

Agent Capital Fund I LP	204 Drakes Drum Drive, Bryn Mawr, PA 19010, United States

Pav Investments Pte. Ltd.	3 Fraser Street, #10-23, Duo Tower, Singapore 189352

RTW Innovation Master Fund, Ltd.	250 West 55th Street, 16th Floor Suite A, New York City, NY 10019, United States

RTW Master Fund, Ltd.	250 West 55th Street, 16th Floor Suite A, New York City, NY 10019, United States

Venrock Healthcare Capital Partners III, L.P.	7 Bryant Park, 23rd Floor, New York, NY 10018, United States

VHCP Co-Investment Holdings III, LLC	7 Bryant Park, 23rd Floor, New York, NY 10018, United States

Foresite Capital Fund IV, L.P.	600 Montgomery St., Suite 4500, San Francisco, CA 94111, United States

Perceptive Life Sciences Master Fund LTD	51 Astor Place 10th Floor, New York, NY 10003, United States

Adage Capital Partners, LP	200 Clarendon St, 52nd Floor, Boston, MA 02116, United States

Cormorant Private Healthcare Fund I, LP	200 Clarendon St, 52nd Floor, Boston, MA 02116, United States

Cormorant Global Healthcare Master Fund, LP	200 Clarendon St, 52nd Floor, Boston, MA 02116, United States

Meridian Small Cap Growth Fund	100 Fillmore Street, Suite 325, Denver, CO 80206, United States

ArrowMark Life Science Fund, LP	100 Fillmore Street, Suite 325, Denver, CO 80206, United States

Sphera Global Healthcare Master Fund	C/o Sphera Global Healthcare Management, 21 Ha’arbaa street, 4th floor, Tel Aviv, Israel

NR 2 SP, a Segregated Portfolio of North Rock SPC	Maples Corporate Services Limited, Ugland House, P.O. Box 309, Grand Cayman KY1-1104, Cayman Islands

Ghost Tree Master Fund, LP	Maples Corporate Services Limited, Ugland House, P.O. Box 309, Grand Cayman KY1-1104, Cayman Islands

Medison Ventures Ltd.	Hashiloach 10, Petach Tikva, 4917002, Israel

Driehaus Event Driven Fund, A Series of Driehaus Mutual Funds	Driehaus Event Driven Fund, 25 East Erie Street, Chicago, IL 60611, United States

SCHEDULE 2: MATTERS REQUIRING CONSENT

Part A: Investor Consents

Investor Majority Consent shall be required for any action which:

4.	creates or reclassifies any new or existing class or series of shares having rights, preferences or privileges senior to or on a parity with the Preferred Shares;

5.

increases or decreases the authorised number of Ordinary Shares or Preferred Shares or the number of shares reserved for issuance under the Equity Award Pool, unless (in the case of Shares reserved for issuance under the Equity Award Pool) approved by the Board;

6.	results in any material amendment to or adoption of new share option scheme rules relating to the Equity Award Pool, unless approved by the Board;

7.

results in any public offering (other than a Qualified Listing, which, for the avoidance of doubt, shall not require Investor Majority Consent), merger, licence or sale of all or substantially all assets, intellectual property or other corporate reorganisation or acquisition of the Company;

8.	results in the redemption or repurchase of any Ordinary Shares or Preferred Shares (other than a repurchase of Shares held by a Leaver pursuant to the Articles);

9.	increases or decreases the authorised size of the Board (unless approved by the Board);

10.	results in the payment or declaration of any dividend on any Ordinary Shares or Preferred Shares, or any other distribution (as defined under sections 209, 418 and 419 of ICTA);

11.	results in any liquidation or dissolution of the Company;

12.	alters, varies or otherwise changes the rights attaching to the Preferred Shares;

13.	adopts new, or amends the then current, Articles or waives any provision of the Articles in a manner adverse to the holders of Preferred Shares;

14.	results in the sale, transfer, assignment, license, pledge or grant of any Encumbrance over any of the Company’s material Intellectual Property Rights;

15.

results in the factoring of any of its debts, borrowing monies, accepting credit (other than normal trade credit) or otherwise incurring indebtedness in excess of £500,000 in any one transaction or series of related transactions;

16.

results in any capital expenditures in excess of £750,000 or series of capital expenditures in excess of £2,000,000 for any fiscal year (calculated on a cumulative and aggregated basis during such fiscal year) that are not otherwise contemplated by the Company’s then applicable business plan, unless approved by the Board;

17.	results in the incorporation of subsidiary undertaking, the entry into of a partnership or joint venture;

18.	requires any material change in the Company’s lines of business or business model;

19.

other than where expressly contemplated by this Agreement, the entry into or variation of any transaction or arrangement with, or for the benefit of any of its directors or shareholders or any other person who is a “connected person” with any of its directors or shareholders (save where such transaction or arrangement has a value of less than £400,000);

20.

results in the allotment and/or issuance of any Shares or other securities, or grant or entry into any arrangement (including any warrant, option or other right) conferring on any person any right (whether or not conditional) to acquire any interest in any Shares or other securities, except as set out in clause 9.2;

21.

results in the acquisition or disposal by the Company of any securities issued by any person, or any business or undertaking of any person or the entry into or withdrawal from any partnership, consortium, joint venture or any other unincorporated association;

22.	results in the capitalisation of any of the Company’s reserves or application of any amount thereof for any purpose;

23.	any material change to jurisdiction in which the Business is managed and controlled; and

24.	the entry into any transaction or the making of any payment other than on an arm’s length basis for the benefit of the Company.

Part B: Board Consents

In addition to any Investor Majority Consent required, the Company shall require the consent of the Board acting by simple majority for:

1.	the making of any loan or advance to any person or entity, or acquisition of any stock or other securities of any entity unless it is wholly-owned by the Company;

2.	incorporation of any subsidiary undertaking;

3.	the guarantee, directly or indirectly, of any indebtedness or obligations except for trade accounts of a subsidiary arising in the ordinary course of business;

4.	the factoring of any of its debts, borrowing monies or accepting credit (other than normal trade credit);

5.	the entry into of any business arrangement that exceeds £750,000;

6.	the establishment of any new branch, agency, trading establishment or business or closing of any such branch, agency, trading establishment or business;

7.	any act or thing outside the ordinary course of the business carried on by it;

8.	the execution of any document, undertaking of any action, or approval of any matter which is material to the business, assets and/or affairs of the Company;

9.	any change to:

(i)	its lawyers;

(ii)	its auditors;

(iii)	its bankers or the terms of the mandate given to such bankers;

(iv)	its accounting reference date or accounting policies (other than as recommended by the Company’s auditors); or

(v)	any budget approved by the Investors;

10.	any change to any budget approved by the Investors;

11.	the engagement of a financial advisor in connection with a potential, proposed or actual public offering or Sale;

12.

the engagement of any employee or consultant on terms that either his contract cannot be terminated by three (3) months’ notice or less or his emoluments and/or commissions or bonuses are or are likely to be at the rate of £175,000 per annum or more or the increase of the emoluments and/or commissions or bonuses of any employee or consultant to more than £80,000 per annum or the variation of the terms of employment of any employee earning (or so that after such variation he will, or is likely to earn) more than £175,000 per annum;

13.

the variation or making of any binding decisions on the terms of employment and service of any director or company secretary of the Company earning (or after such variation will or is likely to earn) more than £175,000 per annum, the increase or variation of the salary or other benefits of any such director or company secretary, or the appointment or dismissal of any such director or company secretary;

14.

the mortgage or charge or the creation of or the suffering to subsist any mortgage or fixed or floating charge, lien (other than a lien arising by operation of law) or other Encumbrance over the whole or any part of its undertaking, property or assets;

15.

the making of any loan or advance or the giving of any credit (other than in the ordinary course of business) to any person or the acquisition of any loan capital of any corporate body (wherever incorporated);

16.	save in connection with the appointment of any Special Director, the appointment of any person as a CEO or a Director;

17.	the creation of any committee of the Board, or subcommittees thereof, and delegation of matters to such committees and subcommittees;

18.

conducting any litigation material to the Company, save for the collection of debts arising in the ordinary course of the business carried on by the Company or any application for an interim injunction or other application or action (including interim defence) which is urgently required in the best interests of the Company in circumstances in which it is not reasonably practicable to obtain prior consent as aforesaid;

19.	the taking, agreement to take or disposal of any leasehold interest in or licence over any real property; and

20.

the making of any gifts or charitable donations provided that these are not or could not reasonably be construed or otherwise interpreted to be in breach of any applicable Laws. No gifts or charitable donations shall be permitted to be made by the Company in any other circumstances.

SCHEDULE 3: DEED OF ADHERENCE

THIS DEED is dated [•] 20[•]

WHEREAS:

A.

This Deed is entered into in compliance with and is supplemental to the Investment and Shareholders’ Agreement dated 29 March 2017 as amended and restated on [•] 2018 and made between [•] (the “Investment and Shareholders’ Agreement”); and

B.

[Name] of [Address] [a company incorporated in England and Wales (registered [•])] (the “New Shareholder”) has agreed to execute this Deed in accordance with clause [•] of the Investment and Shareholders’ Agreement, pursuant to which it shall adhere to and be bound by the Investment and Shareholders’ Agreement.

IT IS AGREED as follows:

1.

Terms and expressions defined in the Investment and Shareholders’ Agreement shall have the same meanings in this Deed unless the context otherwise expressly requires. The “Effective Date” means the date of this Deed.

2.

The New Shareholder acknowledges, undertakes and covenants with each of the parties to the Investment and Shareholders’ Agreement that with effect from Effective Date the New Shareholder shall be bound by and will observe and perform all the terms and conditions and obligations of and included in the Investment and Shareholders’ Agreement as if the New Shareholder had been a Party and was named in the Investment and Shareholders’ Agreement as an Investor or Shareholder, as the case may be.

3.

The provisions of this Deed are made for the benefit of and shall be enforceable by each of the parties to the Investment and Shareholders’ Agreement and any other person or persons who may after the date of the Investment and Shareholders’ Agreement (and whether or not prior to the Effective Date) assume any rights or obligations under the Investment and Shareholders’ Agreement and be permitted to do so by the terms thereof and this Deed shall, subject to clause [•] of the Investment and Shareholders’ Agreement, be irrevocable without the written consent of the Company.

4.

The Investment and Shareholders’ Agreement shall enure for the benefit of the New Shareholder and shall be enforceable by the New Shareholder, to the extent any such rights are vested in the New Shareholder pursuant to the Investment and Shareholders’ Agreement, as if it had been a Party thereto.

5.	This Deed shall be governed by and construed in accordance with the laws of England.

6.	None of the Investors:

(a)

make any representation or warranty or assume any responsibility with respect to the legality, validity, effectiveness adequacy or enforceability of the Investment and Shareholders’ Agreement (or any agreement entered into pursuant thereof); or

(b)

make any representation or warranty or assume any responsibility with respect to the content of any information regarding the Company or any Group Company or otherwise relating to the [acquisition/subscription] of Shares; or

(c)

assume any responsibility for the financial condition of the Company or any Group Company or any other party to the Investment and Shareholders’ Agreement or any other document or for the performance and observance by the Company or any other party to the Investment and Shareholders’ Agreement or any other document (save as may be expressly provided therein);

and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed on the date first before written.

EXECUTED and DELIVERED as a DEED by [New Shareholder]	) ) )

Acknowledged and received by ORCHARD THERAPEUTICS LIMITED	) )

SCHEDULE 4: POWER OF ATTORNEY

To:	The Directors

Orchard Therapeutics Limited (the “Company”)

108 Cannon Street

London EC4N 6EU

[Date]

Dear Sirs

Deed of Power of Attorney

1.

I refer to the [•] ordinary shares of £0.00001 each in the Company held by me and to all further shares in the capital of the Company held by me on or after the date of this deed (collectively, the “Shares”).

2.

I hereby irrevocably appoint any director from time to time of the Company as my attorney and agent (the “Attorney”) with full power and authority in my name or otherwise, and on my behalf to do and perform all acts and things and to approve, execute or sign and deliver in my name all deeds, documents, resolutions, consents, forms or agreements which the Attorney in his absolute discretion considers necessary or desirable in connection with:

2.1

the entering into of an election under section 431 of the Income Tax Earnings and Pension Act 2003 election (a “section 431 election”) or under section 83(b) of the United States Internal Revenue Code (a “section 83(b) election”) in respect of any Shares;

2.2	the sale of all or any of my Shares as part of a proposed sale of more than 50% of the issued share capital of the Company;

2.3

any admission of shares in the capital of the Company or securities representing such shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) to the Nasdaq National Stock Market of the NASDAQ OMX Group Inc., to the New York Stock Exchange or to the Official List of the UK Listing Authority and to trading on the Main Market of the London Stock Exchange plc. and such admission becoming effective, or the grant of permission for any shares in the capital of the Company or securities representing such shares to be dealt with on any recognised investment exchange (as defined in section 285 Financial Services and Markets Act 2000) or any other public securities market, and such permission becoming effective; or

2.4

any other reorganisation of the Company or any of its parent or subsidiary undertakings which the Attorney considers in his sole discretion should involve the transfer, sale, re-designation, consolidation or cancellation of the Shares,

(2.2, 2.3 and 2.4 together with all matters ancillary to such a transaction (an “Exit”), where the holders of a majority of the issued share capital of the Company have agreed to such proposed Exit).

3.	Without limiting the generality of paragraph 2 above, the Attorney shall have power:

3.1	to appoint any person(s) as their attorney to exercise any one or more of the powers given to the Attorney by me under this deed;

3.2	to give any warranties in respect of my Shares;

3.3	to agree the form and content of, negotiate, vary or approve, and execute deliver and sign in my name or otherwise and on my behalf any document or deed relating to any Exit, including:

3.3.1	a share purchase agreement, share exchange agreement, reorganisation agreement or any other agreement governing or otherwise relating to the sale and/or transfer of my Shares;

3.3.2

any other agreements, consents, resolutions, deeds or documents whatsoever which may have to be executed by me in connection with the Exit or any other arrangements to be made in connection with the Exit (including any arrangement regarding vesting or other restrictions prior to, at the time of or after the Exit in relation to my Shares);

3.4	in relation to any shares in the Company registered in my name or in respect of which I am otherwise able to procure such action:

3.4.1	to consent on my behalf to the holding of any general meeting or class meeting of the Company at short notice and complete and return any proxy cards;

3.4.2

to receive notice of, attend and vote on my behalf in favour of any resolution proposed at any general meeting or class meeting, and all or any adjournments of such meetings of the Company or to receive and sign any written resolution of the Company; and

3.4.3

to deal with and give directions as to any moneys, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the Shares or received in connection with the Shares from the Company or any other person, in each case in which the Attorney in their absolute discretion considers necessary or desirable.

4.

I undertake that, where any proposed Exit is in the form of a reorganisation as contemplated by paragraph 2.4 above, I will execute a deed on the same terms as this deed in respect of any shares or other securities issued to me in the capital of any new company to which my shareholding is transferred.

5.	The authority given by me shall be by way of security and shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

6.	The Attorney is authorised to deliver on my behalf at the appropriate time to the relevant party all deeds and other documents signed or executed by him on my behalf.

7.	I undertake to:

7.1	ratify and confirm anything that the Attorney does or lawfully causes to be done in good faith in my name or on my behalf under the powers contained in this deed;

7.2

to indemnify the Attorney on demand against all liabilities, losses, claims, costs, and expenses which the Attorney may suffer and incur arising from or in connection with anything done or omitted to be done in good faith under this authority (including any cost incurred in enforcing this indemnity);

7.3	to act promptly in accordance with the Attorney’s instructions in relation to any rights exercisable or anything received by me in my capacity as registered holder of the Shares; and

7.4	not to exercise any rights attaching to the Shares or exercisable in my capacity as registered holder of the Shares without the Attorney’s prior written consent

8.	In any case where the Company or any subsidiary or other person is obliged to account for Employee Taxation as a result of or in respect of the following:

8.1	the acquisition of the Shares; or

8.2	the entering into of a section 431 election or a section 83(b) election in respect of the Shares; or

8.3

any actual or deemed action, event or thing done following the acquisition of Shares which gives rise to a liability to Employee Taxation in respect of the Shares including without limitation any Exit, any element of a reorganisation or a reconstruction or anything giving rise to a charge to Employee Taxation pursuant to any section of Income Tax (Earnings and Pensions) Act 2003 (or equivalent legislation), or

8.4

any failure by me to reimburse the Company (or any subsidiary or other person) for any amount of Employee Taxation within any particular time frame regardless of whether due amount has been demanded or not,

9.

I agree that such company or person may recover the Employee Taxation from me in such manner as the Company shall think fit and (without limitation to the foregoing) that such company or person may, to the extent permitted by law, recover the Employee Taxation via deductions from future payments (including but not limited to salary or bonuses) and that, to the extent that such deductions or proceeds are insufficient to cover the Employee Taxation, I shall pay to such company or person the balance within 5 working days following receipt of a demand in writing.

10.

For the purposes of this paragraph 8 “Employee Taxation” means the amount for which any Group Company becomes liable to account to HM Revenue & Customs (or equivalent authority) under Pay As You Earn in respect of income tax and primary class 1 (employees’) national insurance contributions (or equivalent charges outside of the UK) together with any corresponding amount of interest or penalties.

11.

This deed (and any dispute, claim or matter of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with the law of England and Wales. The Attorney and I each irrevocably submit to the exclusive jurisdiction of the courts of England and Wales over any dispute, claim or matter of whatever nature arising out of or in any way relating to this deed or its formation.

IN WITNESS WHEREOF this power of attorney has been EXECUTED as a deed and DELIVERED	) ) )

By [ ]	)

in the presence of:

Witness’s

Signature

Print Name

Address

Occupation

SCHEDULE 5: REGISTRATION RIGHTS

Applicability of Rights:

The Investors shall be entitled to the following rights and shall be subject to the following restrictions with respect to any potential public offering of the Company’s Shares in the United States. Unless waived by Investor Majority Consent, in the event that the Company undertakes a public offering of its Shares outside of the United States in a jurisdiction where registration rights are issued in connection with a public offering, the Company shall apply this Schedule 5 mutatis mutandis to such public offering, subject always to applicable law.

1.	Definitions

For the purposes of this Schedule 5:

1.1	“Applicable Definitive Documents” means this Agreement, together with any ancillary documents or agreements required to give effect to the transactions contemplated hereby and thereby.

1.2

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time;

1.3

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

1.4	“Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.5

“Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

1.6	“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

1.8

“Holder” means, for purposes of this Schedule 5, any person owning Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Schedule 5 have been duly assigned in accordance with this Agreement;

1.9	“IPO” means the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act.

1.10

“Registration”, “register”, “registered” or “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act;

1.11

“Registrable Securities” means: (i) the Series A Shares; (ii) the Series B Shares; (iii) the Series B-2 Shares; (iv) the Series C Shares; (v) any Ordinary Shares issued on conversion of Series A Shares, Series B Shares, Series B-2 Shares or Series C Shares; and (vi) the Ordinary Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Schedule 5 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction;

1.12

“Registrable Securities Then Outstanding” means the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding or issuable upon conversion of the Preferred Shares then issued and outstanding;

1.13

“Registration Expenses” means all expenses incurred by the Company in complying with paragraphs 2, 3 and 4 hereof, including, without limitation, all registration and filing fees, printing expenses, Financial Industry Regulatory Authority fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders (not to exceed US$100,000 per registration), Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company);

1.14	“SEC” means the U.S. Securities and Exchange Commission;

1.15	“SEC Rule 144” means Rule 144 promulgated under the SEC by the Securities Act;

1.16	“SEC Rule 145” means Rule 145 promulgated under the SEC by the Securities Act;

1.17

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time; and

1.18

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to paragraphs 2, 3 and 4 hereof, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of counsel for the Holders selling Registrable Securities borne and paid by the Company as provided in Section 5.1 of this Schedule 5.

2.	Demand Registration

2.1

Request by Holders. Subject to the conditions of this paragraph 2.1, if the Company shall receive at any time after the earlier of: (i) five (5) years after the date of this Agreement; or (ii) one hundred eighty (180) days following its IPO, a written request from the Holders of at least a majority or more of the Registrable Securities then outstanding that the Company shall file a registration statement covering the registration of all or some of the Registrable Securities (a “Demand Notice”) in accordance with this paragraph 2.1, then the Company shall, as soon as practicable, and in any event within sixty (60) days after the date such request is given, effect such a registration statement. Within ten (10) business days of the receipt of a Demand Notice, the Company shall give written notice of such proposed registration to all Holders (a “Request Notice”) and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such Holders who respond in writing to the Company’s notice within thirty (30) days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration). The Company shall use its commercially reasonable efforts to effect, as soon as practicable, but in any event within sixty (60) days from the date of such request, such registration on an appropriate form under the Securities Act of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(A)	The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this paragraph 2; and

(B)

The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1 on Form S-1 or Form F-1 during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; provided, further, that if the Company does not effect such registration statement, the Company shall effect the registration pursuant to Subsection 2.1 on Form S-1 on the sixty-first (61st) day after its notice to the Holders describing the delay in this subparagraph B of this paragraph 2.1.

2.2

Underwriting. If the Holders initiating the registration request under this paragraph 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their Demand Notice and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this paragraph 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of the provision in this Subsection 2.3 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all persons included in such “selling Holder,” as defined in this sentence.

2.3

Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this paragraph 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the Demand Notice; provided, however, that the Company may not utilise this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period, other than an Excluded Registration.

2.4	Effectiveness of Demand Registration.

(A)

A registration shall not be counted as “effected” for purposes of this paragraph 2 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, in which case such withdrawn registration statement shall be counted as “effected” for the purposes of this paragraph 2 and as such the Holders shall forfeit their right to one demand registration statement pursuant to this paragraph 2 provided, that if such withdrawal is during a period the Company has deferred taking action to file a registration statement, then the Initiating Holders may withdraw their request for registration and such registration statement will not be counted as effected.

(B)

A registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in paragraph 2.2, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

3.	Piggyback Registrations

3.1

Offering by Company. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Excluded Registrations), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with paragraph 5.

3.2

Underwriting. If a registration statement under which the Company gives notice under this paragraph 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this paragraph 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration; provided, however, that the number of shares of Registrable Securities held by the Holders to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of the provision in this Subsection 3.2 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all persons included in such “selling Holder,” as defined in this sentence. A registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in this paragraph 3.2, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

3.3

Not Demand Registration. Registration pursuant to this paragraph 3 shall not be deemed to be a demand registration as described in paragraph 2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this paragraph 3.

4.	Form F-3 and Form S-3 Registration

If at any time when it is eligible to use a Form F-3 or S-3 registration statement, the Company receives a request from Holders of at least 20% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

4.1

Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

4.2

Registration. As soon as practicable and in any event within forty-five (45) days after the date the written request is delivered to the Company, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by paragraph 4.1 provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this paragraph 4:

(A)	if Form F-3 or Form S-3 is not available for such offering by the Holders;

(B)

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000;

(C)

if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 Registration to be effected because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this paragraph 4; provided that the Company shall not register any of its other shares during such sixty (60) day period other than an Excluded Registration; or

(D)

during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration; provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; provided, further, that if the Company does not effect such registration statement, the Company shall effect such registration on the thirty-first (31st) day after its notice to the Holders describing the delay in this paragraph 4.2.

4.3

Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in paragraph 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this paragraph 4; provided that the Company shall not be required to file more than two (2) Form F-3 or Form S-3 registration statements in any twelve (12) month period.

4.4

Underwriting. If the Holders of Registrable Securities requesting registration under this paragraph 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of paragraph 2.2 shall apply to such registration.

5.	Expenses

5.1

All Registration Expenses incurred in connection with any registration pursuant to paragraphs 2, 3 or 4, including in connection with filings, qualification fees, printers’ fees and accounting fees (but excluding Selling Expenses and expenses for the special counsel of the selling Holders that exceed US$100,000) shall be borne by the Company. Each Holder participating in a registration pursuant to paragraphs 2, 3 or 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company or persons or entities that are not Holders) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

6.	Obligations of the Company

6.1	Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(A)

Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, in the case of Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, for a period of up to one hundred and twenty (120) days; provided, however, that: (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s); and (ii) in the case of any registration of Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred and twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(B)

Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(C)

Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(D)

Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(E)

Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including without limitation in respect of comfort letter(s) and legal opinion(s)), with the managing underwriter(s) of such offering.

(F)

Notification. Notify each Holder of Registrable Securities covered by such registration statement of: (i) the time when such registration statement has been declared effective; (ii) after such registration statement becomes effective, of any request by the SEC that the Company amend or supplement such registration statement or prospectus; (iii) when a prospectus relating to a registration statement is required to be delivered under the Securities Act, the time when a supplement to any prospectus forming a part of such registration statement has been filed; (iv) the issuance of any stop order by the SEC in respect of such registration statement; and (v) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(G)	Listing. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(H)

CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(I)

Inspection. Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any registration of Registrable Securities made under this Agreement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

(J)

Withdrawal of Suspensions. Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any registration statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in in which such securities are qualified;

(K)

Opportunity to Comment. Before filing a registration statement or prospectus or any amendments or supplements thereto, to the extent the Company is reasonably able to do so, furnish copies of such documents to each participating Holder, any underwriter(s) or other distributor(s) identified by any Holder and counsel for the Holders and for such underwriter(s) or distributor(s) a reasonable period prior to filing and consider in good faith any comments provided by any such persons.

6.2

Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

6.3

10b5-1 Trading Program. The Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

7.	Indemnification

In the event any Registrable Securities are included in a registration statement under paragraphs 2, 3 or 4:

7.1

By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, members, stockholders, officers, directors, legal counsel, investment advisors, accountants, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or applicable securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(A)

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(B)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(C)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or any applicable securities laws in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, member, stockholder, officer, director, legal counsel, investment advisor, accountants, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or any partner, member, stockholder, officer, director, legal counsel, investment advisor, accountant, underwriter or controlling person of such Holder.

7.2

By Selling Holders. To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such

Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this paragraph 7.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises, except in the case of fraud or wilful misconduct by such Holder.

7.3

Notice. Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defence thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this paragraph 7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph 7.

7.4

Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any indemnified party makes a claim for indemnification pursuant to this paragraph 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph 7 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this paragraph 7; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, except in the case of fraud or wilful misconduct by such Holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation, and provided further that in no event shall a Holder’s liability pursuant to any of the paragraphs 7, exceed the proceeds from the offering received by such Holder, except in the case of fraud or wilful misconduct by such Holder

7.5

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this paragraph 7 shall survive the completion of any offering of Registrable Securities in a registration, and otherwise shall survive the termination of this Agreement.

7.6

Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this paragraph 7 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defence of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. In addition, if any settlement contains any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, then the consent of such indemnified party is required prior to entry into such settlement.

8.	No Registration Rights to Third Parties

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of [a majority] of the Registrable Securities Then Outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Holder that becomes a party to this Agreement in accordance with the terms hereof.

9.	Market Stand-Off

Each Holder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the Company’s IPO, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) or enter into any hedging or similar transaction with the same economic effect as a sale of securities, in each case held by such Holder immediately before the effective date of the registration statement for the Company’s IPO without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO. The foregoing provision of this paragraph 9 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one per cent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company with Investor Majority Consent or any underwriter releases any officer, director or holder of one per cent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The foregoing provisions of this paragraph 9 shall only apply to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement. The Company shall require all future acquirers of the Company’s securities holding at least one per cent (1%) of the then outstanding share capital of the Company to execute prior to its initial public offering a market stand-off agreement containing substantially similar provisions as those contained in this paragraph 9.

10.	Transfer of Registration Rights

The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities that: (i) is an Affiliate, nominee, subsidiary, parent, partner, limited partner, retired partner, retired limited partner, employee, member, retired member, shareholder or related party of a Holder; (ii) is a Holder’s family member or trust for the benefit of an individual Holder; or (iii) after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalisations), provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and, provided further, that such transferee agrees to become a signatory to the Applicable Definitive Documents.

11.	Rule 144 Reporting

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3 or Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

11.1

Make and keep adequate public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

11.2

File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

11.3

So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other reports, documents and information regarding the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

12.	Restrictions on Transfer

12.1

The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

12.2

Each certificate, instrument, or book entry representing (i) the Registrable Securities and (ii) any other securities issued in respect of the Registrable Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event ((i) and (ii) together, the “Restricted Securities”), shall (unless otherwise permitted by the provisions of paragraph 12.3) be notated with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this paragraph 12.

12.3

The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Schedule 5. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this paragraph 12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in paragraph 12.2, except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

13.

Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule 5.

14.	Termination of Registration Rights

The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to paragraphs 2, 3 and 4 herein, shall terminate on the earlier to occur of: (i) the closing of a Liquidation Event, as such term is defined in the Articles other than a Liquidation Event undertaken in connection with effecting an IPO; and (ii) the fifth (5th) anniversary of an IPO.

SCHEDULE 6 : IPO

1.	Structural considerations

At any time prior to, and in contemplation of, an IPO, with, in the case of an IPO that is a Qualified Listing, the consent of the Board and, in the case of an IPO that is not a Qualified Listing, with the consent of the Board and upon receipt of an Investor Majority Consent in accordance with the requirements of clause 7.1 and Part A of Schedule 2, the Company may carry out any actions as may be necessary, appropriate or desirable to liquidate, dissolve or wind up, merge, reorganise, recapitalise or otherwise restructure any member of its Group, in each case, so as to optimise the corporate structure of its Group as is appropriate in light of tax, legal or other considerations provided that any such Restructuring does not (i) abrogate any Shareholder’s rights provided for in this Agreement or the Articles or (ii) result in any material adverse tax impact upon any Investor.

2.	Determination of structure and participation

The Company, acting by decision of the Board and in consultation with the investment bank advising the Company in respect of the IPO, shall approve the selection of the managing underwriters.

3.	Co-operation

3.1

The Company shall, and shall procure that each other member of the Group from time to time shall, take all steps reasonably necessary, appropriate or desirable to effect the IPO and to expedite or facilitate the disposition of all securities included therein, including cooperation in the preparation of any offering document, providing access to the books and records of the Group, Group’s auditors and management, and participation in road shows and other marketing efforts as determined by the Board. If, at any time after determining to pursue an IPO and prior to the completion of such IPO, such IPO is terminated or otherwise not completed, the Company shall give written notice of such termination or failure to complete to each Investor, but none of the Shareholders shall be relieved from their obligations in respect of another IPO as set out in this schedule.

3.2

In the event of an IPO, each Shareholder shall fully cooperate with the Company, including coordination with respect to any applicable laws or regulations in any relevant jurisdiction relating to publicly listed or traded securities.

3.3

Each Shareholder shall take, and shall instruct its representative(s), nominee(s) or designee(s), as the case may be, on the Board or any other board (or any committee thereof) to take any and all action within its power and in accordance with applicable law as may be necessary, appropriate or desirable to effect, and to cause the Company and each other member of its Group to take any and all action as may be necessary, appropriate or desirable to effect, the transactions described in this schedule.

3.4

Subject to, in respect of a Qualified Listing, the prior consent of the Board and, in respect of an IPO that is not a Qualified Listing, receipt of Investor Majority Consent and the prior consent of the Board, the parties agree to amend, supplement or otherwise modify this Agreement as may be necessary to comply with the laws, regulations and rules of the relevant regulatory authority and the rules of the securities exchange in connection with an IPO.

4.	Execution of underwriting agreement and lock-up agreement

In the event of an IPO, each Shareholder agrees that it would have to execute a customary underwriting agreement with the managing underwriters of such offering (taking into account market practice at the time of the IPO), which, in the case of a Qualified Listing, is approved by the Board and in the case of an IPO that is not a Qualified Listing, is approved by the Board and Investor Majority Consent. The parties acknowledge and agree that, in connection with any such agreement, the same terms and shall apply to each Shareholder equally. The parties agree that in connection with such underwriting agreement they will also agree to be subject to a market standoff agreement according to the terms of Schedule 5 of this Agreement.

IN WITNESS whereof this Agreement has been executed and delivered as a Deed on the date first before written.

IN WITNESS WHEREOF this document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by ORCHARD THERAPEUTICS LIMITED acting by a director	) ) )	/s/ Mark Rothera
)
In the presence of:		Director

Signature of witness:		/s/ John Ilett
Name of witness:		John Ilett

Address of witness:		108 Cannon Street, London, EC4N6EU

Occupation of witness:		Solicitor

EXECUTED and DELIVERED as a DEED by SCOTTISH MORTGAGE INVESTMENT TRUST PLC acting through its agent BAILLIE GIFFORD &	) ) ) )
CO. by	)
In the presence of:		/s/ Tom Slatter
Name: Tom Slatter

Signature of Witness:		/s/ Christopher Smith
Name of Witness:		Christopher Smith

Address of Witness:		Baillie Gifford and Co., Calton Square

1 Greenside Row, Edinburgh EH13AN, UK

Occupation of Witness:		Corporate Lawyer

EXECUTED and DELIVERED as a DEED by F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV LP	) ) ) )
By: F-Prime Capital Partners Healthcare Advisors Fund IV LP, its General Partner	) ) )
)
By: Impresa Holdings LLC, its General Partner	) )
By: Impresa Management LLC, its Managing	)
Member	)

In the presence of:		/s/ Mary Pendergast
Mary Pendergast, Vice President

Signature of Witness:		/s/ Allan S. Galper
Name of Witness:		Allan S. Galper

Address of Witness:		One Main Street, 13th Floor

Cambridge, MA 02142 USA

Occupation of Witness:		Attorney

EXECUTED and DELIVERED as a DEED by F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV-A LP	) ) ) ) )
By: F-Prime Capital Partners Healthcare Advisors Fund IV-A LP, its General Partner	) ) ) )
)
By: Impresa Holdings LLC, its General Partner	) )
)
By: Impresa Management LLC, its Managing	)
Member

In the presence of:		/s/ Mary Pendergast
Mary Pendergast, Vice President

Signature of Witness:		/s/ Allan S. Galper
Name of Witness:		Allan S. Galper

Address of Witness:		One Main Street, 13th Floor

Cambridge, MA 02142 USA

Occupation of Witness:		Attorney

EXECUTED and DELIVERED as a DEED by UNIQUE DIAMOND INVESTMENTS LIMITED acting by a director	) ) )	/s/ Simone Song
Authorised Signatory

In the presence of:

Signature of Witness:		/s/ Alice Wong
Name of Witness:		Alice Wong

Address of Witness:		Rooms 5028-5032, Sun Hung Kai Centre,

30 Harbour Rd., Wan Chai, Hong Kong

Occupation of Witness:		Company Secretary

EXECUTED and DELIVERED as a DEED by TLS BETA PTE LTD acting by a Director	) ) )	/s/ Christina Choo
Director
In the presence of:

Signature of Witness:		/s/ Yvette Chen Yuefei
Name of Witness:		Yvette Chen Yuefei

Address of Witness:		60B Orchard Road #06-18 Tower 2

The Atrium at Orchard Singapore 238891

Occupation of Witness:		Witness

EXECUTED and DELIVERED as a DEED by COWEN HEALTHCARE INVESTMENTS II LP By: Cowen Healthcare Investments II GP LLC, its General Partner By: Kevin Raidy, Managing Partner	) ) ) ) ) ) )	/s/ Kevin Raidy

Signature of Witness:		/s/ Michael Baxter
Name of Witness:		Michael Baxter

Address of Witness:		599 Lexington Ave., 19th Fl

New York, NY 10022 USA

Occupation of Witness:		Attorney

EXECUTED and DELIVERED as a DEED by GLAXO GROUP LIMITED acting by a director / authorised signatory	) ) )
/s/ Sarah Ghinn
Director / Authorised Signatory

In the presence of:

Signature of Witness:		/s/ Raman Kaur
Name of Witness:		Raman Kaur

Address of Witness:		980 Great West Road

Brentford, TW89GS UK

Occupation of Witness:		Company Secretary